Exhibit 2.4

PLAN OF ARRANGEMENT

UNDER SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Ancillary Rights” means the interest of a holder of Existing Exchangeable Shares as a beneficiary of the trust created under the Spectra Energy Voting and Exchange Trust Agreement;

“Arrangement” means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 5 or made at the direction of the Court in the Final Order;

“Articles of Arrangement” means the articles of arrangement of Exchangeco in respect of the Arrangement that are required by the CBCA to be filed with the Director after the Final Order is made;

“Business Day” means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

“Callco” means Duke Energy Canada Call Co., an unlimited liability company existing under the laws of the Province of Nova Scotia which, following the Effective Time, will be an indirect wholly-owned subsidiary of Spectra Energy;

“Canadian Resident” means a resident of Canada for purposes of the ITA;

“CBCA” means the Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director;

“Circular” means the notice of the Exchangeco Meeting and accompanying management proxy circular, including all schedules thereto, to be sent to holders of Existing Exchangeable Shares in connection with the Exchangeco Meeting;

“Court” means the Supreme Court of British Columbia;

“Depositary” means Computershare Trust Company of Canada;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Duke Energy” means Duke Energy Corporation, a corporation existing under the laws of the State of Delaware;

“Duke Energy Common Shares” means the shares of common stock, par value $0.001 per share, in the capital of Duke Energy and any other securities into which such shares may be changed;

“Duke Energy Distribution Date” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Exchangeable Share Consideration” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Exchangeable Share Price” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Duke Energy Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

“Duke Energy Exchangeable Shares” means the non-voting Duke Energy exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Liquidation Amount” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Redemption Call Purchase Price” has the meaning ascribed thereto in Section 4.2(a)(i);

“Duke Energy Redemption Call Right” has the meaning ascribed thereto in Section 4.2(a)(i);

“Duke Energy Redemption Date” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Redemption Price” has the meaning ascribed thereto in the Duke Energy Exchangeable Share Provisions;

“Duke Energy Support Agreement” means the Support Agreement made between Duke Energy, Callco and Exchangeco and to be amended by Duke Energy, Spectra Energy, Callco and Exchangeco pursuant to this Plan of Arrangement substantially in the form attached as Schedule F to the Circular, with such changes thereto as the parties to the Support Agreement, acting reasonably, may agree;

“Duke Energy Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement made between Duke Energy, Exchangeco and the Trustee and to be amended by Duke Energy, Exchangeco and the Trustee pursuant to this Plan of Arrangement, substantially in the form attached as Schedule E to the Circular, with such changes thereto as the parties thereto, acting reasonably, may agree;

“Effective Date” means the date shown on the Certificate;

“Effective Time” means 12:01 a.m. (New York time) on the Effective Date;

“Exchangeco” means Duke Energy Canada Exchangeco Inc., a corporation existing under the laws of Canada and being a direct subsidiary of Callco;

“Exchangeco Meeting” means the special meeting of holders of Existing Exchangeable Shares, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

“Exchangeable Share Consideration” means collectively, the Duke Energy Exchangeable Share Consideration and the Spectra Energy Exchangeable Share Consideration;

“Exchangeable Share Price” means collectively, the Duke Energy Exchangeable Share Price and the Spectra Energy Exchangeable Share Price;

“Exchangeable Share Provisions” means, collectively, the Duke Energy Exchangeable Share Provisions and the Spectra Energy Exchangeable Share Provisions;

“Exchangeable Shares” means, collectively, the Duke Energy Exchangeable Shares and the Spectra Energy Exchangeable Shares;

“Existing Exchangeable Shares” means the issued and outstanding non-voting exchangeable shares in the capital of Exchangeco immediately prior to the Effective Time;

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holders” means, when used with reference to the Existing Exchangeable Shares, the holders of Existing Exchangeable Shares shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Existing Exchangeable Shares;

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement;

“ITA” means the Income Tax Act (Canada), as amended;

“Letter of Transmittal” means the letter of transmittal provided for use by holders of Existing Exchangeable Shares in connection with the Arrangement, to be sent by Exchangeco to holders of Existing Exchangeable Shares;

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 4.1(a);

“Liquidation Call Right” has the meaning ascribed thereto in Section 4.1(a);

“Liquidation Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“NYSE” means the New York Stock Exchange, Inc.;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

“Separation and Distribution Record Date” means the record date, as determined by the Duke Energy board of directors and as publicly announced, in respect of which holders of record of Duke Energy Common Shares will be entitled to participate in the distribution by Duke Energy of all of the outstanding Spectra Energy Common Shares to the holders of Duke Energy Common Shares and in respect of which holders of Existing Exchangeable Shares will be entitled to participate in the reorganization of the share capital of Exchangeco pursuant to the Arrangement;

“Spectra Energy” means Spectra Energy Corp, a corporation existing under the laws of the State of Delaware;

“Spectra Energy Common Shares” means shares of common stock, par value $0.001 per share, in the capital of Spectra Energy and any other securities, other than Spectra Energy Exchangeable Shares, into which such shares may be changed;

“Spectra Energy Distribution Date” has the meaning ascribed thereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Exchangeable Share Consideration” has the meaning ascribed thereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Exchangeable Share Price” has the meaning ascribed hereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Exchangeable Shares Provisions” means the rights, privileges, restrictions and conditions attaching to the Spectra Energy Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 2 hereto;

“Spectra Energy Exchangeable Shares” means the non-voting Spectra Energy exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Liquidation Amount” has the meaning ascribed thereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Redemption Call Purchase Price” has the meaning ascribed thereto in Section 4.2(a)(ii);

“Spectra Energy Redemption Call Right” has the meaning ascribed thereto in Section 4.2(a)(ii);

“Spectra Energy Redemption Date” has the meaning ascribed thereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Redemption Price” has the meaning ascribed thereto in the Spectra Energy Exchangeable Share Provisions;

“Spectra Energy Support Agreement” means an agreement made between Spectra Energy, Callco and Exchangeco pursuant to this Plan of Arrangement, substantially in the form attached as Schedule I to the Circular, with such changes thereto as the parties thereto, acting reasonably, may agree;

“Spectra Energy Voting and Exchange Trust Agreement” means an agreement made between Spectra Energy, Exchangeco and the Trustee pursuant to this Plan of Arrangement substantially in the form attached as Schedule H to the Circular, with such changes thereto as the parties thereto, acting reasonably, may agree;

“Support Agreement” means the support agreement dated March 14, 2002, made between Duke Energy, Callco and Exchangeco;

“Transfer Agent” has the meaning ascribed thereto in Section 4.1(b);

“Trustee” means the trustee chosen by Duke Energy, Spectra Energy and Exchangeco, acting reasonably, to act as trustee under the Duke Energy Voting and Exchange Trust Agreement and the Spectra Energy Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of the State of New York or the State of Delaware, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement dated March 14, 2002, made between Duke Energy, Exchangeco and the Trustee.

1.2 Interpretations Not Affected by Headings

The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number refer to the specified Article or Section of this Plan of Arrangement. The terms “this Plan of Arrangement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or other portion hereof.

1.3 Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4 Date For Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2

ARRANGEMENT

2.1 Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time, provided that the distribution by Duke Energy of all of the outstanding Spectra Energy Common Shares to the holders of Duke Energy Common Shares has occurred, on (i) Exchangeco, (ii) Westcoast Energy Inc., (iii) Duke Energy, (iv) Spectra Energy, (v) Callco and (vi) all holders and all beneficial owners of Existing Exchangeable Shares.

2.2 Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following sequence without any further act or formality:

(a) The articles of incorporation of Exchangeco are amended to:

(i)	increase the authorized capital of Exchangeco by creating an unlimited number of Duke Energy Exchangeable Shares with the rights, privileges, restrictions and conditions set out in Appendix 1; and

(ii)	increase the authorized capital of Exchangeco by creating an unlimited number of Spectra Energy Exchangeable Shares with the rights, privileges, restrictions and conditions set out in Appendix 2.

(b)	Each Existing Exchangeable Share that is held by Callco will, without any act or formality on the part of Callco or Exchangeco, be transferred to, and acquired by, Exchangeco, free and clear of all liens, claims and encumbrances, in exchange for one fully paid and non-assessable common share in the capital of Exchangeco, and all such Existing Exchangeable Shares so acquired by Exchangeco will be cancelled. Callco and Exchangeco will make an election under subsection 85(1) of the ITA in respect of this share exchange, at an elected amount equal to the adjusted cost base to Callco of such Existing Exchangeable Shares immediately prior to this exchange.

(c)	Each Existing Exchangeable Share that is not held by Callco will, without any act or formality on the part of the holder of record of such Existing Exchangeable Share as of the close of business on the Separation and Distribution Record Date or Exchangeco, be transferred to, and acquired by, Exchangeco free and clear of all liens, claims and encumbrances, in exchange for (i) one (1) Duke Energy Exchangeable Share and (ii) such number (which may be or may include a fraction) of Spectra Energy Exchangeable Shares to be determined prior to the Exchangeco Meeting, all such Existing Exchangeable Shares so acquired by Exchangeco shall be cancelled and the name of each such holder of such Existing Exchangeable Shares will be removed from the register of holders of Existing Exchangeable Shares and will be added to the register of holders of Duke Energy Exchangeable Shares and the register of holders of Spectra Energy Exchangeable Shares, respectively, comprising all of the consideration to be received by such holder for such transfer. No certificates representing fractional Spectra Energy Exchangeable Shares shall be issued upon compliance with this Section 2.2(c). In lieu of any such fractional Spectra Energy Exchangeable Shares, each holder otherwise entitled to such fractional interest will be entitled to receive a cash payment from the Depositary in accordance with Section 3.3.

(d)	Duke Energy, Exchangeco and the Trustee will amend the Voting and Exchange Trust Agreement so that it will be substantially in the form attached as Schedule E to the Circular, with such changes thereto as the parties thereto, acting reasonably, may agree.

(e)	Spectra Energy, Exchangeco and the Trustee will enter into the Spectra Energy Voting and Exchange Trust Agreement, which will be substantially in the form attached as Schedule H to the Circular.

(f)	Duke Energy, Callco and Exchangeco will amend, and Spectra Energy will become a party to, the Support Agreement so that it will be substantially in the form attached as Schedule F to the Circular, with such changes thereto as the parties thereto, acting reasonably, may agree.

(g)	Spectra Energy, Callco and Exchangeco will enter into the Spectra Energy Support Agreement, which will be substantially in the form attached as Schedule I to the Circular.

(h)	Each Spectra Energy Common Share received by the Trustee (as the holder of Duke Energy Common Shares held pursuant to the Duke Energy Voting and Exchange Trust Agreement) pursuant to the distribution by Duke Energy of Spectra Energy Common Shares to the holders of Duke Energy Common Shares, will be held in trust for the benefit of the holders of Spectra Energy Exchangeable Shares.

(i)	The articles of incorporation of Exchangeco will be amended to cancel the Existing Exchangeable Shares and remove the rights, privileges, restrictions and conditions in respect of such Existing Exchangeable Shares.

(j)	Each of the outstanding common shares and Series 1 Preference Shares in the capital of Exchangeco will remain outstanding without any amendment or alteration to the rights, privileges, restrictions or conditions thereof.

(k)	The articles of arrangement of Westcoast Energy Inc. shall be amended as set out in Appendix 3 hereto.

For greater certainty and notwithstanding any other provision of this Plan of Arrangement, no holder of Existing Exchangeable Shares or Duke Energy Exchangeable Shares will be entitled to receive Spectra Energy Common Shares pursuant to the distribution by Duke Energy of all of the outstanding Spectra Energy Common Shares to the holders of Duke Energy Common Shares.

2.3 Adjustments to Exchange Ratio

The number of Exchangeable Shares received by holders of Existing Exchangeable Shares shall be proportionately and appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Duke Energy Common Shares or Spectra Energy Common Shares), reorganization, recapitalization or other like change with respect to Duke Energy Common Shares or Spectra Energy Common Shares, the record date for which occurs after the date of the Circular and prior to the Effective Time.

ARTICLE 3

CERTIFICATES AND FRACTIONAL SHARES

3.1 Issuance of Certificates Representing Exchangeable Shares

(a)	At or promptly after the Effective Time, certificates representing the Existing Exchangeable Shares shall represent the number of Duke Energy Exchangeable Shares which each holder of such Existing Exchangeable Shares has the right to receive.

(b)	At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Existing Exchangeable Shares who will receive Spectra Energy Exchangeable Shares (and the Ancillary Rights) in connection with the Arrangement, certificates representing the Spectra Energy Exchangeable Shares.

(c)	After the Effective Time the Depositary shall deliver to each holder of Existing Exchangeable Shares who will receive Spectra Energy Exchangeable Shares pursuant to Section 2.2(c), (i) a certificate representing that number (rounded down to the nearest whole number) of Spectra Energy Exchangeable Shares which such holder has the right to receive and (ii) a cheque in an amount equal to (X) any unpaid dividends or distributions declared on the Existing Exchangeable Shares prior to the Effective Time and (Y) the cash payment with respect to any fractional interest of Spectra Energy Exchangeable Shares due to such holder in accordance with Section 3.3. No interest shall be paid or accrued on the cash in lieu of fractional shares, if any, or on unpaid dividends and distributions, if any, payable to holders of certificates that formerly represented Existing Exchangeable Shares.

3.2 Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Exchangeable Shares with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Existing Exchangeable Shares that were exchanged for

Exchangeable Shares pursuant to Section 2.2 unless and until the holder of such certificate shall comply with the provisions of Section 3.1. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 3.1 (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Existing Exchangeable Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares to which such holder is entitled pursuant hereto and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such holder with the provisions of Section 3.1 and a payment date subsequent to the date of such compliance and payable with respect to such Exchangeable Shares.

3.3 No Fractional Shares

No certificates representing fractional Spectra Energy Exchangeable Shares shall be issued upon compliance with the provisions of Section 3.1 and no dividend, stock split or other change in the capital structure of Exchangeco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco. In lieu of any such fractional securities, each holder otherwise entitled to a fractional interest in a Spectra Energy Exchangeable Share will be entitled to receive a cash payment from the Depositary. The Depositary will aggregate all fractional interests in Spectra Energy Exchangeable Shares and sell them in the market on behalf of the holders who otherwise would be entitled to receive fractional interests. The aggregate net cash proceeds of these sales will be distributed pro rata (based on the fractional interests each such holder would otherwise be entitled to receive) to each such holder. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. The aggregate number of Exchangeable Shares for which no certificates were issued as a result of the foregoing provisions of this Section 3.3 shall be deemed to have been surrendered by the Depositary for no consideration to Exchangeco.

3.4 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Existing Exchangeable Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Existing Exchangeable Shares claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing (i) Duke Energy Exchangeable Shares and (ii) Spectra Energy Exchangeable Shares pursuant to Section 3.1 (and any dividends or distributions with respect thereto) deliverable in accordance with Section 2.2. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the holder to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco, Duke Energy, Spectra Energy and their respective transfer agents in such sum as Exchangeco, Duke Energy or Spectra Energy may direct or otherwise indemnify Exchangeco, Duke Energy and Spectra Energy in a manner satisfactory to Exchangeco, Duke Energy and Spectra Energy against any claim that may be made against Exchangeco, Duke Energy or Spectra Energy with respect to the certificate alleged to have been lost, stolen or destroyed.

3.5 Withholding Rights

Exchangeco, Callco, Duke Energy, Spectra Energy and the Depositary shall be entitled to deduct and withhold from any dividend or amount payable to any holder of Existing Exchangeable Shares or Exchangeable Shares such amounts as Exchangeco, Callco, Duke Energy, Spectra Energy or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount payable to the holder, Exchangeco, Callco, Duke Energy, Spectra Energy and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, Callco, Duke

Energy, Spectra Energy or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Exchangeco, Callco, Duke Energy, Spectra Energy or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 4

CERTAIN RIGHTS OF CALLCO TO ACQUIRE

EXCHANGEABLE SHARES

4.1	Callco Liquidation Call Right

(a)	Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Duke Energy Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, in respect of the Duke Energy Exchangeable Shares held by such holder, and the Spectra Energy Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, in respect of the Spectra Energy Exchangeable Shares held by such holder (collectively such Duke Energy Exchangeable Share Price and such Spectra Energy Exchangeable Share Price being the “Liquidation Call Purchase Price”) in accordance with Section 4.1(c). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by such holder to Callco on the Liquidation Date upon payment by Callco to such holder of the Liquidation Call Purchase Price for each such Exchangeable Share, whereupon Exchangeco shall have no obligation to pay any Duke Energy Liquidation Amount or Spectra Energy Liquidation Amount to the holders of such shares so purchased by Callco.

(b)	To exercise the Liquidation Call Right, Callco must notify Exchangeco and Exchangeco’s transfer agent (the “Transfer Agent”), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco’s intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco or any other voluntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco or any other involuntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Duke Energy Voting and Exchange Trust Agreement or the Spectra Energy Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Duke Energy Liquidation Amount and the Spectra Energy Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

(d)	On or after the close of business on the Liquidation Date, the Exchangeable Shares purchased by Callco pursuant to the Liquidation Call Right shall automatically become common shares of Exchangeco held by Callco.

4.2 Callco Redemption Call Right

In addition to Callco’s rights contained in the Exchangeable Share Provisions, including the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

(a)	(i)	Callco shall have the overriding right (the “Duke Energy Redemption Call Right”) in the event of and notwithstanding the proposed redemption of the Duke Energy Exchangeable Shares by Exchangeco pursuant to Article 7 of the Duke Energy Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Duke Energy Exchangeable Shares on the Duke Energy Redemption Date all but not less than all of the Duke Energy Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Duke Energy Exchangeable Share Price applicable on the last Business Day prior to the Duke Energy Redemption Date (the “Duke Energy Redemption Call Purchase Price”) in accordance with Section 4.2(c)(i), provided that Spectra Energy shall have received from Duke Energy the Duke Energy Common Shares that form part of the Duke Energy Exchangeable Share Consideration. In the event of the exercise of the Duke Energy Redemption Call Right by Callco, each holder shall be obligated to sell all the Duke Energy Exchangeable Shares held by such holder to Callco on the Duke Energy Redemption Date upon payment by Callco to such holder of the Duke Energy Redemption Call Purchase Price for each such Duke Energy Exchangeable Share, whereupon Exchangeco shall have no obligation to redeem, or to pay the Duke Energy Redemption Price in respect of, such shares so purchased by Callco, and

	(ii)	Callco shall have the overriding right (the “Spectra Energy Redemption Call Right”) in the event of and notwithstanding the proposed redemption of the Spectra Energy Exchangeable Shares by Exchangeco pursuant to Article 7 of the Spectra Energy Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Spectra Energy Exchangeable Shares on the Spectra Energy Redemption Date all but not less than all of the Spectra Energy Exchangeable Shares held by each such holder upon payment by Callco to each such holder of the Spectra Energy Exchangeable Share Price applicable on the last Business Day prior to the Spectra Energy Redemption Date (the “Spectra Energy Redemption Call Purchase Price”) in accordance with Section 4.2(c)(ii). In the event of the exercise of the Spectra Energy Redemption Call Right by Callco, each holder shall be obligated to sell all the Spectra Energy Exchangeable Shares held by such holder to Callco on the Spectra Energy Redemption Date upon payment by Callco to such holder of the Spectra Energy Redemption Call Purchase Price for each such Spectra

Energy Exchangeable Share, whereupon Exchangeco shall have no obligation to redeem, or to pay the Spectra Energy Redemption Price in respect of, such shares so purchased by Callco.

(b)	To exercise the Duke Energy Redemption Call Right or the Spectra Energy Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco’s intention to exercise such right at least 60 days before the Duke Energy Redemption Date or the Spectra Energy Redemption Date, as the case may be, except in the case of a redemption occurring as a result of a Duke Energy Control Transaction, a Spectra Energy Control Transaction, a Duke Energy Extraordinary Distribution, a Spectra Energy Extraordinary Distribution, a Duke Energy Exchangeable Share Voting Event, a Spectra Energy Exchangeable Share Voting Event, an Exempt Duke Energy Exchangeable Share Voting Event, an Exempt Spectra Energy Exchangeable Share Voting Event, a Duke Energy Distribution Date or a Spectra Energy Distribution Date (each as defined in the Exchangeable Share Provisions), in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Duke Energy Redemption Date or the Spectra Energy Redemption Date, as the case may be. The Transfer Agent will notify the holders of the Duke Energy Exchangeable Shares or the Spectra Energy Exchangeable Shares, as the case may be, as to whether Callco has exercised the Duke Energy Redemption Call Right or the Spectra Energy Redemption Call Right, as the case may be, forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Duke Energy Redemption Call Right or the Spectra Energy Redemption Call Right, then on the Duke Energy Redemption Date or the Spectra Energy Redemption Date, as the case may be, Callco will purchase and the holders of Duke Energy Exchangeable Shares or Spectra Energy Exchangeable Shares, as the case may be, will sell all of the Duke Energy Exchangeable Shares or Spectra Energy Exchangeable Shares, as the case may be, then outstanding for a price per share equal to the Duke Energy Redemption Call Purchase Price or the Spectra Energy Redemption Call Purchase Price, as the case may be.

(c)	For the purposes of completing the purchase of:

(i)

the Duke Energy Exchangeable Shares pursuant to the Duke Energy Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Duke Energy Redemption Date, the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Redemption Call Purchase Price, provided that Spectra Energy shall have received from Duke Energy the Duke Energy Common Shares that form part of the Duke Energy Exchangeable Share Consideration. Provided that such Duke Energy Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Duke Energy Redemption Date the holders of the Duke Energy Exchangeable Shares shall cease to be holders of the Duke Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Duke Energy Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Duke Energy Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Duke Energy Exchangeable Shares held by such holder and the holder shall on and after the Duke Energy Redemption Date be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Duke Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Duke Energy Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Duke Energy Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Duke Energy Redemption Call

Right in the manner described above, on the Duke Energy Redemption Date the holders of the Duke Energy Exchangeable Shares will be entitled to receive in exchange therefor the Duke Energy Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Duke Energy Exchangeable Shares pursuant to Article 7 of the Duke Energy Exchangeable Share Provisions, or

(ii)	the Spectra Energy Exchangeable Shares pursuant to the Spectra Energy Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Spectra Energy Redemption Date, the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Redemption Call Purchase Price. Provided that such Spectra Energy Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Spectra Energy Redemption Date the holders of the Spectra Energy Exchangeable Shares shall cease to be holders of the Spectra Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Spectra Energy Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Spectra Energy Redemption Call Purchase Price payable by Callco, without interest, upon presentation and surrender by the holder of certificates representing the Spectra Energy Exchangeable Shares held by such holder and the holder shall on and after the Spectra Energy Redemption Date be considered and deemed for all purposes to be the holder of the Spectra Energy Common Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Spectra Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Spectra Energy Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Spectra Energy Exchangeable Share Consideration to which such holder is entitled. If Callco does not exercise the Spectra Energy Redemption Call Right in the manner described above, on the Spectra Energy Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Spectra Energy Redemption Price otherwise payable by Exchangeco in connection with the redemption of the Spectra Energy Exchangeable Shares pursuant to Article 7 of the Spectra Energy Exchangeable Share Provisions.

(d)	On or after the close of business on (i) the Duke Energy Redemption Date, the Duke Energy Exchangeable Shares purchased by Callco pursuant to the Duke Energy Redemption Call Right or (ii) the Spectra Energy Redemption Date, the Spectra Energy Exchangeable Shares purchased by Callco pursuant to the Spectra Energy Redemption Call Right, shall automatically become common shares of Exchangeco held by Callco.

ARTICLE 5

AMENDMENTS

5.1 Amendments to Plan of Arrangement

Exchangeco, Duke Energy and Spectra Energy reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Duke Energy and Spectra Energy, (iii) filed with the Court and, if made following the Exchangeco Meeting, approved by the Court, and (iv) communicated to holders of Existing Exchangeable Shares if and as required by the Court.

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Exchangeco, Duke Energy and Spectra Energy at any time prior to the Exchangeco Meeting (provided that Duke Energy and Spectra Energy shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Exchangeco Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Exchangeco Meeting shall be effective only if (i) it is consented to by each of Exchangeco, Duke Energy and Spectra Energy and (ii) if required by the Court, it is consented to by holders of Existing Exchangeable Shares voting in the manner directed by the Court.

Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Duke Energy or Spectra Energy, provided that it concerns a matter which, in the reasonable opinion of Duke Energy or Spectra Energy, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Existing Exchangeable Shares.

ARTICLE 6

FURTHER ASSURANCES

6.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Duke Energy, Spectra Energy, Callco and Exchangeco shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX 0

TO THE PLAN OF ARRANGEMENT

PROVISIONS ATTACHING TO THE

DUKE ENERGY EXCHANGEABLE SHARES OF

DUKE ENERGY CANADA EXCHANGECO INC.

The Duke Energy Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1 For the purposes of these share provisions:

“affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Arrangement” means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement to which plan these share provisions are attached as Appendix 1, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Board of Directors” means the board of directors of the Company;

“Business Day” means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

“Callco” means Duke Energy Canada Call Co., an unlimited liability company existing under the laws of the Province of Nova Scotia which is currently an indirect wholly-owned subsidiary of Duke Energy and which, after the Effective Time, will become an indirect wholly-owned subsidiary of Spectra Energy;

“Callco Duke Energy Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount, by

(b)	the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“CBCA” means Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

“Circular” means the information circular of the Company dated November 15, 2006, as amended, supplemented and/or restated prior to the Effective Date, providing for, amongst other things, the Arrangement;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Duke Energy Canada Exchangeco Inc., a corporation existing under the CBCA and an indirect wholly-owned subsidiary of Spectra Energy;

“Current Market Price” means, in respect of a Duke Energy Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Duke Energy Common Shares during a period of 20 consecutive trading days ending two trading days before such date on the NYSE, or, if the Duke Energy Common Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Duke Energy Common Shares are listed or quoted, as the case may be, as may be selected by the Duke Energy board of directors for such purpose; provided, however, that if in the opinion of the Duke Energy board of directors the public distribution or trading activity of Duke Energy Common Shares during such period does not create a market which reflects the fair market value of a Duke Energy Common Share, then the Current Market Price of a Duke Energy Common Share shall be determined by the Duke Energy board of directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Duke Energy board of directors shall be conclusive and binding;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Duke Energy” means Duke Energy Corporation, a corporation existing under the laws of the State of Delaware;

“Duke Energy Automatic Exchange Right” has the meaning ascribed thereto in the Duke Energy Voting and Exchange Trust Agreement;

“Duke Energy Common Shares” means the shares of common stock, par value $0.001 per share, in the capital of Duke Energy and any other securities into which such shares may be changed;

“Duke Energy Control Transaction” means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Duke Energy, or any proposal to carry out the same;

“Duke Energy Distribution Date” means the date on which rights to purchase Duke Energy Common Shares, Duke Energy Common Shares, shares of preferred stock or other securities of Duke Energy or any of its affiliates are distributed pursuant to any share rights agreement or other similar shareholder protection arrangement which Duke Energy may, from time to time, enter into;

“Duke Energy Dividend Declaration Date” means the date on which the board of directors of Duke Energy declares any dividend on the Duke Energy Common Shares;

“Duke Energy Exchange Right” has the meaning ascribed thereto in the Duke Energy Voting and Exchange Trust Agreement;

“Duke Energy Exchangeable Share Consideration” means, with respect to each Duke Energy Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Duke Energy Support Agreement or the Duke Energy Voting and Exchange Trust Agreement:

(a)	the Current Market Price of one Duke Energy Common Share deliverable in connection with such action; plus

(b)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(c)	such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action,

provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one Duke Energy Common Share, such share to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

“Duke Energy Exchangeable Share Price” means, for each Duke Energy Exchangeable Share, an amount equal to the aggregate of:

(a)	the Current Market Price of a Duke Energy Common Share; plus

(b)	an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Duke Energy Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Duke Energy Exchangeable Shares then trade; plus

(c)	an additional amount equal to the full amount of all dividends declared and payable or paid on Duke Energy Common Shares which have not been declared or paid on Duke Energy Exchangeable Shares in accordance herewith; plus

(d)	an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Duke Energy Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Duke Energy Exchangeable Shares then trade;

“Duke Energy Exchangeable Share Voting Event” means any matter in respect of which holders of Duke Energy Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Duke Energy Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Duke Energy Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Duke Energy Beneficiaries under (and as that term is defined in) the Duke Energy Voting and Exchange Trust Agreement;

“Duke Energy Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

“Duke Energy Extraordinary Distribution” means any issue or distribution to the holders of all or substantially all of the outstanding Duke Energy Common Shares of (i) shares or other securities of Duke Energy of any class or type other than Duke Energy Common Shares, (ii) evidences of indebtedness of Duke Energy or property or assets (other than cash) of Duke Energy, or (iii) shares or other securities or evidences of indebtedness or property or assets of any other Person, or any proposal to carry out the same;

“Duke Energy Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“Duke Energy Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions;

“Duke Energy Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement;

“Duke Energy Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Duke Energy Redemption Date” means the earlier of (a) the day immediately preceding a Duke Energy Distribution Date or (b) the date, if any, established by Duke Energy, and for which written notice has been received by the Company, for the redemption by the Company of all but not less than all of the outstanding Duke Energy Exchangeable Shares pursuant to Article 7 of these share provisions, which date, in the case of clause (b), shall be no earlier than March 14, 2010, unless:

(i)

there are outstanding less than the number of Duke Energy Exchangeable Shares that is equal to twenty percent (20%) of the number of Existing Exchangeable Shares issued on March 14, 2002 (as such number of shares may be adjusted as deemed appropriate by

Duke Energy to give effect to any subdivision or consolidation of or stock dividend on the Duke Energy Exchangeable Shares, any issue or distribution of rights to acquire Duke Energy Exchangeable Shares or securities exchangeable for or convertible into Duke Energy Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Duke Energy Exchangeable Shares), in which case Duke Energy may accelerate such redemption date to such date prior to March 14, 2010, as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Duke Energy Exchangeable Shares and the Trustee;

(ii)	a Duke Energy Control Transaction or Duke Energy Extraordinary Distribution occurs, in which case, provided that Duke Energy, in good faith and in its sole discretion, determines, and provides written notice to the Company, that it is not reasonably practicable to substantially replicate the terms and conditions of the Duke Energy Exchangeable Shares in connection with such Duke Energy Control Transaction or Duke Energy Extraordinary Distribution, as the case may be, and that the redemption of all but not less than all of the outstanding Duke Energy Exchangeable Shares is necessary to enable the completion of such Duke Energy Control Transaction or Duke Energy Extraordinary Distribution, as the case may be, in accordance with its terms, in which case Duke Energy may accelerate such redemption date to such date prior to March 14, 2010, as it may determine, upon such number of days’ prior written notice to the registered holders of the Duke Energy Exchangeable Shares and the Trustee as Duke Energy may determine to be reasonably practicable in such circumstances;

(iii)	a Duke Energy Exchangeable Share Voting Event is proposed, in which case, provided that the board of directors of Exchangeco, in good faith and in its sole discretion, has determined, that it is not reasonably practicable to accomplish the business purpose intended by the Duke Energy Exchangeable Share Voting Event in any other commercially reasonable manner that does not result in a Duke Energy Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Duke Energy Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Duke Energy Exchangeable Shares to consider the Duke Energy Exchangeable Share Voting Event and Duke Energy or the Company shall give such number of days’ prior written notice of such redemption to the registered holders of the Duke Energy Exchangeable Shares and the Trustee as Duke Energy may determine to be reasonably practicable in such circumstances; or

(iv)	an Exempt Duke Energy Exchangeable Share Voting Event is proposed and the holders of the Duke Energy Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Duke Energy Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Duke Energy Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Duke Energy Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii) or (iii) above to any of such holders of Duke Energy Exchangeable Shares shall not affect the validity of any such redemption;

“Duke Energy Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions;

“Duke Energy Retracted Shares” has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

“Duke Energy Retraction Call Right” has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

“Duke Energy Retraction Date” has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

“Duke Energy Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions;

“Duke Energy Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions;

“Duke Energy Support Agreement” means the amended and restated agreement made between Duke Energy, Callco, Spectra Energy and the Company, as amended with effect on the Effective Date and substantially in the form and content of Schedule F annexed to the Circular, with such changes thereto as the parties to the Duke Energy Support Agreement, acting reasonably, may agree;

“Duke Energy Voting and Exchange Trust Agreement” means the amended and restated agreement made between Duke Energy, Callco, the Company and the Trustee, as amended with effect on the Effective Date and substantially in the form and content of Schedule E annexed to the Circular with such changes thereto as the parties to the Duke Energy Voting and Exchange Trust Agreement, acting reasonably, may agree;

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (New York time) on the Effective Date;

“Exempt Duke Energy Exchangeable Share Voting Event” means any matter in respect of which holders of Duke Energy Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Duke Energy Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Duke Energy Exchangeable Shares and the Duke Energy Common Shares;

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holder” means, when used with reference to the Duke Energy Exchangeable Shares, the holders of Duke Energy Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Duke Energy Exchangeable Shares;

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“NYSE” means the New York Stock Exchange, Inc.;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement involving and affecting Duke Energy, Spectra Energy, Callco, the Company and all holders and all beneficial owners of the exchangeable shares in the capital of Exchangeco being exchanged for Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares under section 192 of the CBCA which reflects the reorganization of the Company’s share capital in conjunction with the distribution by Duke Energy of all of the outstanding shares of common stock of Spectra Energy to holders of Duke Energy Common Shares, to which these share provisions are attached as Appendix 1;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

“Spectra Energy” means Spectra Energy Corp, a corporation existing under the laws of the State of Delaware;

“Spectra Energy Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in Appendix 2 to the Plan of Arrangement;

“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Duke Energy Exchangeable Shares; and

“Trustee” means the trustee to be chosen by Duke Energy, acting reasonably, to act as trustee under the Duke Energy Voting and Exchange Trust Agreement, and any successor trustee appointed under the Duke Energy Voting and Exchange Trust Agreement.

ARTICLE 2

RANKING OF DUKE ENERGY EXCHANGEABLE SHARES

2.1	The Duke Energy Exchangeable Shares shall rank equally with the Spectra Energy Exchangeable Shares in the capital of the Company and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Duke Energy Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding-up its affairs.

ARTICLE 3

DIVIDENDS

3.1	A holder of a Duke Energy Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law and provided Duke Energy has paid or caused to be paid to Spectra Energy an amount equal to the cash dividend described below, or delivered or caused to be delivered to Spectra Energy the property described below sufficient to satisfy the dividend in kind below, on each Duke Energy Dividend Declaration Date, declare a dividend payable on each Duke Energy Exchangeable Share:

(a)	in the case of a cash dividend declared on the Duke Energy Common Shares, in an amount in cash for each Duke Energy Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Duke Energy Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Duke Energy Common Share;

(b)	in the case of a stock dividend declared on the Duke Energy Common Shares to be paid in Duke Energy Common Shares subject to Section 3.2, by the issue or transfer by the Company of such number of Duke Energy Exchangeable Shares for each Duke Energy Exchangeable Share as is equal to the number of Duke Energy Common Shares to be paid on each Duke Energy Common Share; or

(c)	in the case of a dividend declared on the Duke Energy Common Shares in property other than cash or Duke Energy Common Shares, in such type and amount of property for each Duke Energy Exchangeable Share as is the same as or economically equivalent to (to be determined by Duke Energy as contemplated by Section 3.6) the type and amount of property declared as a dividend on each Duke Energy Common Share.

Provided Spectra Energy shall have received from Duke Energy an amount equal to the amount referred to in Section 3.1(a) or the property referred to in Section 3.1(c), as the case may be, such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2	In the case of a stock dividend declared on the Duke Energy Common Shares to be paid in Duke Energy Common Shares, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Duke Energy Exchangeable Shares, Duke Energy may, in good faith and in its sole discretion, request the Company to, by written notice given to the Company, and in such event the Company will, subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued Duke Energy Exchangeable Share on the basis that each Duke Energy Exchangeable Share before the Subdivision becomes a number of Duke Energy Exchangeable Shares equal to the sum of (i) one Duke Energy Common Share and (ii) the number of Duke Energy Common Shares to be paid as a share dividend on each Duke Energy Common Share. In making such Subdivision, Duke Energy shall consider the effect thereof upon the then outstanding Duke Energy Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Duke Energy Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of Duke Energy, the Company or of the holders of Duke Energy Exchangeable Shares.

3.3	Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) and the sending of such a cheque to each holder of a Duke Energy Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Duke Energy Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of a Duke Energy Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of a Duke Energy Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Duke Energy Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

3.4	The record date for the determination of the holders of Duke Energy Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Duke Energy Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Duke Energy Common Shares. The record date for the determination of the holders of Duke Energy Exchangeable Shares entitled to receive Duke Energy Exchangeable Shares in connection with any Subdivision of the Duke Energy Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Duke Energy Common Shares.

3.5	If on any payment date for any dividends declared on the Duke Energy Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Duke Energy Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by Duke Energy on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6	Duke Energy shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by Duke Energy, to be relevant, be considered by Duke Energy:

(a)	in the case of any stock dividend or other distribution payable in Duke Energy Common Shares, the number of such shares issued in proportion to the number of Duke Energy Common Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)	in the case of the issuance or distribution of any other form of property (including any shares or securities of Duke Energy of any class other than Duke Energy Common Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Duke Energy or any assets of Duke Energy) the relationship between the fair market value (as determined by Duke Energy in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Duke Energy Common Share and the Current Market Price; and

(d)	in all such cases, the general taxation consequences of the relevant event to holders of Duke Energy Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Duke Energy Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Duke Energy Exchangeable Shares).

3.7	Except as provided in this Article 3, the holders of Duke Energy Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provision of this Article 3 to the contrary, if the Duke Energy Exchangeable Share Price is paid to a holder of a Duke Energy Exchangeable Share by Callco pursuant to the Duke Energy Retraction Call Right, the Duke Energy Redemption Call Right or the Liquidation Call Right or by Duke Energy pursuant to the Duke Energy Exchange Right or the Duke Energy Automatic Exchange Right, the holder of the Duke Energy Exchangeable Share shall cease to have any right to be paid any amount by the Company in respect of any unpaid dividends on such Duke Energy Exchangeable Shares.

3.8	The Company will elect, in the manner and within the time provided under section 191.2 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other action necessary under such Act such that no holder of the Duke Energy Exchangeable Shares will be required to pay tax on dividends received on the Duke Energy Exchangeable Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

ARTICLE 4

CERTAIN RESTRICTIONS

4.1	So long as any of the Duke Energy Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Duke Energy Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a)	pay any dividends on the Common Shares or any other shares ranking junior to the Duke Energy Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Duke Energy Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Duke Energy Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company;

(c)	redeem or purchase any other shares of the Company ranking equally with the Duke Energy Exchangeable Shares, other than the Spectra Energy Exchangeable Shares, with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company; or

(d)	issue any Duke Energy Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Duke Energy Exchangeable Shares other than by way of stock dividends to the holders of such Duke Energy Exchangeable Shares or to the holders of any other shares of the Company ranking equally with the Duke Energy Exchangeable Shares.

The restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Duke Energy Exchangeable Shares corresponding to dividends declared and paid to date on the Duke Energy Common Shares shall have been declared and paid on the Duke Energy Exchangeable Shares provided that Duke Energy has paid or caused to be paid to Spectra Energy amounts, or has delivered to or caused to be delivered to Spectra Energy property, sufficient to satisfy the dividends on the Duke Energy Exchangeable Shares, except for the purpose of giving effect to the Plan of Arrangement.

ARTICLE 5

DISTRIBUTION ON LIQUIDATION

5.1	In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Duke Energy Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Duke Energy Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Duke Energy Exchangeable Shares, an amount per share equal to the Duke Energy Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Duke Energy Liquidation Amount”).

5.2

On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Duke Energy Exchangeable Shares the Duke Energy Liquidation Amount for each such Duke Energy Exchangeable Share upon presentation and surrender of the certificates representing such Duke Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Duke Energy Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Duke Energy Exchangeable Shares. Payment of the total Duke Energy Liquidation Amount for such Duke Energy Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Company for the Duke Energy Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Duke Energy Exchangeable Shares, on behalf of the Company of the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Liquidation Amount. On and after the Liquidation Date, the holders of the Duke Energy Exchangeable Shares shall cease to be holders of such Duke Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Duke Energy Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Duke Energy Liquidation Amount, unless payment of the total Duke Energy Liquidation Amount for such Duke Energy Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Duke Energy Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Company or Callco, if it has exercised the Liquidation Call Right, shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Duke Energy Exchangeable Share Consideration in respect of the Duke Energy Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Duke Energy Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Duke Energy Liquidation Amount for such Duke Energy Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Duke Energy Exchangeable Share Consideration, the holders of the Duke Energy Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Duke Energy Common Shares delivered to them or the custodian on their behalf.

5.3	After the Company has satisfied its obligations to pay the holders of the Duke Energy Exchangeable Shares the Duke Energy Liquidation Amount per Duke Energy Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

5.4	On or after the close of business on the Liquidation Date, the Duke Energy Exchangeable Shares purchased by Callco pursuant to the Liquidation Call Right shall automatically become common shares of the Company.

ARTICLE 6

RETRACTION OF DUKE ENERGY EXCHANGEABLE SHARES BY HOLDER

6.1	A holder of Duke Energy Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Duke Energy Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Duke Energy Exchangeable Shares registered in the name of such holder for an amount per share equal to the Duke Energy Exchangeable Share Price applicable on the last Business Day prior to the Duke Energy Retraction Date (the “Duke Energy Retraction Price”), which shall be satisfied in full by the Company causing to be delivered to such holder the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price, provided that Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Duke Energy Exchangeable Shares, the certificate or certificates representing the Duke Energy Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Duke Energy Exchangeable Shares under the CBCA and the articles and bylaws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the “Duke Energy Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

(a)	specifying that the holder desires to have all or any number specified therein of the Duke Energy Exchangeable Shares represented by such certificate or certificates (the “Duke Energy Retracted Shares”) redeemed by the Company;

(b)	stating the Business Day on which the holder desires to have the Company redeem the Duke Energy Retracted Shares (the “Duke Energy Retraction Date”), provided that the Duke Energy Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Duke Energy Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Duke Energy Retraction Request, the Duke Energy Retraction Date shall be deemed to be the 15th Business Day after the date on which the Duke Energy Retraction Request is received by the Company; and

(c)	acknowledging the overriding right (the “Duke Energy Retraction Call Right”) of Callco to purchase all but not less than all the Duke Energy Retracted Shares directly from the holder and that the Duke Energy Retraction Request shall be deemed to be a revocable offer by the holder to sell the Duke Energy Retracted Shares to Callco in accordance with the Duke Energy Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2	Subject to the exercise by Callco of the Duke Energy Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Duke Energy Retracted Shares, together with a Duke Energy Retraction Request and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, provided that Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price and provided that the Duke Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8, the Company shall redeem the Duke Energy Retracted Shares effective at the close of business on the Duke Energy Retraction Date and shall cause to be delivered to such holder the total Duke Energy Retraction Price with respect to such shares in accordance with Section 6.4. If only a part of the Duke Energy Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Duke Energy Retraction Call Right), a new certificate for the balance of such Duke Energy Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3

Upon receipt by the Company of a Duke Energy Retraction Request, the Company shall immediately notify Callco and Duke Energy thereof and shall provide to Callco a copy of the Duke Energy Retraction Request. In order to exercise the Duke Energy Retraction Call Right, Callco must notify the Company of its determination to do so (the “Callco Duke Energy Call Notice”) within five Business Days of notification to Callco by the Company of the receipt by the Company of the Duke Energy Retraction Request. If Callco does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Callco will not exercise the Duke Energy Retraction Call Right. If Callco delivers the Callco Duke Energy Call Notice within such five Business Day period, provided that Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price and provided that the Duke Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8, the Duke Energy Retraction Request shall thereupon be considered only to be an offer by the holder, to sell all but not less than all the Duke Energy Retracted Shares to Callco in accordance with the Duke Energy Retraction Call Right. In such event, the Company shall not redeem the Duke Energy Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Duke Energy Retraction Date all but not less than all the Duke Energy Retracted Shares for a purchase price (the “Duke Energy Purchase Price”) per share equal to the Duke Energy Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Purchase Price, whereupon the Company shall have no obligation to pay the Duke Energy Retraction Price to such holder of Duke Energy Exchangeable Shares so purchased by Callco. For the purposes of completing a purchase pursuant to the Duke Energy Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Duke Energy Retraction Date, the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Duke Energy Retracted Shares pursuant to the Duke Energy Retraction Call Right shall be deemed to have occurred as at the close of business on the Duke Energy Retraction Date and, for greater certainty, no redemption by the Company of such Duke Energy Retracted Shares shall take place on the Duke Energy Retraction Date. In the event that Callco does not deliver a Callco Duke Energy Call Notice within such five Business Day period, and provided that the Duke Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8 and that Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price, the Company shall redeem the Duke Energy Retracted Shares on the Duke Energy Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4	The Company or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Company for the Duke Energy Exchangeable Shares or at the address specified in the holder’s Duke Energy Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to such holder of Duke Energy Exchangeable Shares, the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Retraction Price or the total Duke Energy Purchase Price, as the case may be, and such delivery of such Duke Energy Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Duke Energy Retraction Price or total Duke Energy Purchase Price, as the case may be, to the extent that the same is represented by such Duke Energy Exchangeable Share Consideration.

6.5	On and after the close of business on the Duke Energy Retraction Date, the holder of the Duke Energy Retracted Shares shall cease to be a holder of such Duke Energy Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Duke Energy Retraction Price or total Duke Energy Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Duke Energy Retraction Price or the total Duke Energy Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Duke Energy Retraction Price or the total Duke Energy Purchase Price, as the case may be, has been paid in the manner herein before provided. On and after the close of business on the Duke Energy Retraction Date, provided that presentation and surrender of certificates and payment of the total Duke Energy Retraction Price or the total Duke Energy Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Duke Energy Retracted Shares so redeemed by the Company or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the Duke Energy Common Shares delivered to it.

6.6	On or after the close of business on the Duke Energy Retraction Date, each Duke Energy Retracted Share purchased by Callco shall automatically become a common share of the Company held by Callco.

6.7

Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Duke Energy Retracted Shares specified by a holder in a Duke Energy Retraction Request to the extent that such redemption of Duke Energy Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Duke Energy Retraction Date it would not be permitted by any of such provisions to redeem the Duke Energy Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Duke Energy Retraction Call Right with respect to the Duke Energy Retracted

Shares, the Company shall only be obligated to redeem Duke Energy Retracted Shares specified by a holder in a Duke Energy Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Duke Energy Retraction Date as to the number of Duke Energy Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Duke Energy Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem the maximum number of Duke Energy Exchangeable Shares which the Board of Directors determines the Company is permitted to redeem as of the Duke Energy Retraction Date on a pro rata basis and shall issue to each holder of Duke Energy Retracted Shares a new certificate, at the expense of the Company, representing the Duke Energy Retracted Shares not redeemed by the Company pursuant to Section 6.2. Provided that the Duke Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8 and Callco does not exercise the Duke Energy Retraction Call Right, the holder of any such Duke Energy Retracted Shares not redeemed by the Company pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Duke Energy Retraction Request to have instructed the Trustee to require Duke Energy to purchase such Duke Energy Retracted Shares from such holder on the Duke Energy Retraction Date or as soon as practicable thereafter on payment by Duke Energy to such holder of the Duke Energy Retraction Price for each such Retracted Share, all as more specifically provided in the Duke Energy Voting and Exchange Trust Agreement.

6.8	A holder of Duke Energy Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Duke Energy Retraction Date, withdraw its Duke Energy Retraction Request, in which event such Duke Energy Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Duke Energy Retraction Request to sell the Duke Energy Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7

REDEMPTION OF DUKE ENERGY EXCHANGEABLE SHARES BY THE COMPANY

7.1	Subject to applicable law, and provided Callco has not exercised the Duke Energy Redemption Call Right and Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price, the Company shall on the Duke Energy Redemption Date redeem all but not less than all of the then outstanding Duke Energy Exchangeable Shares for an amount per share equal to the Duke Energy Exchangeable Share Price applicable on the last Business Day prior to the Duke Energy Redemption Date (the “Duke Energy Redemption Price”).

7.2

In any case of a redemption of Duke Energy Exchangeable Shares under this Article 7, the Company shall, at least 45 days before the Duke Energy Redemption Date (other than a Duke Energy Redemption Date established in connection with a Duke Energy Control Transaction, a Duke Energy Extraordinary Distribution, a Duke Energy Exchangeable Share Voting Event, an Exempt Duke Energy Exchangeable Share Voting Event or a Duke Energy Distribution Date), send or cause to be sent to each holder of Duke Energy Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Callco under the Duke Energy Redemption Call Right, as the case may be, of the Duke Energy Exchangeable Shares held by such holder. In the case of a Duke Energy Redemption Date established in connection with a Duke Energy Control Transaction, a Duke Energy Extraordinary Distribution, a Duke Energy Exchangeable Share Voting Event, an Exempt Duke Energy Exchangeable Share Voting Event or a Duke Energy Distribution Date, the written notice of redemption by the Company or the purchase by Callco under the Duke Energy Redemption Call Right will be sent on or before the Duke Energy Redemption Date, on as many days prior written notice as may be determined by Duke Energy, in good faith, to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Duke Energy Redemption Price or the Duke Energy Redemption Call Purchase Price, as the case may be, the Duke Energy Redemption Date and, if applicable, particulars of the Duke Energy Redemption Call Right. In the case of any notice given in connection with a possible Duke Energy Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3	On or after the Duke Energy Redemption Date and subject to the exercise by Callco of the Duke Energy Redemption Call Right, provided that Duke Energy has delivered or caused to be delivered to Spectra Energy the Duke Energy Exchangeable Share Consideration representing the Duke Energy Retraction Price, the Company shall cause to be delivered to the holders of the Duke Energy Exchangeable Shares to be redeemed the Duke Energy Redemption Price for each such Duke Energy Exchangeable Share upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in the notice described in Section 7.2 of the certificates representing such Duke Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Duke Energy Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Duke Energy Redemption Price for such Duke Energy Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of the Duke Energy Exchangeable Share Consideration representing the total Duke Energy Redemption Price. On and after the Duke Energy Redemption Date, the holders of the Duke Energy Exchangeable Shares called for redemption shall cease to be holders of such Duke Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Duke Energy Redemption Price, unless payment of the total Duke Energy Redemption Price for such Duke Energy Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Duke Energy Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Duke Energy Exchangeable Shares as aforesaid to deposit or cause to be deposited the Duke Energy Exchangeable Share Consideration with respect to the Duke Energy Exchangeable Shares so called for redemption, or of such of the said Duke Energy Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Duke Energy Redemption Date, the Duke Energy Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Duke Energy Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Duke Energy Redemption Price for such Duke Energy Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Duke Energy Exchangeable Share Consideration, the holders of the Duke Energy Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Duke Energy Common Shares delivered to them or the custodian on their behalf; provided that in the case of a Duke Energy Redemption Date established in connection with a Duke Energy Distribution Date, the holders of Duke Energy Exchangeable Shares shall be considered and deemed to be and treated as record holders of Duke Energy Common Shares on and after the Duke Energy Redemption Date, regardless of when such payment or deposit of such Duke Energy Exchangeable Share Consideration is made.

7.4	On or after the close of business on the Duke Energy Redemption Date, each Duke Energy Exchangeable Share purchased by Callco pursuant to the Duke Energy Redemption Call Right shall automatically become a common share of the Company held by Callco.

ARTICLE 8

PURCHASE FOR CANCELLATION

8.1	Subject to applicable law and the articles of the Company and notwithstanding Section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Duke Energy Exchangeable Shares by private agreement with any holder of Duke Energy Exchangeable Shares.

8.2	Subject to applicable law and the articles of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Duke Energy Exchangeable Shares by tender to all the holders of record of Duke Energy Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Duke Energy Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Duke Energy Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Duke Energy Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If only part of the Duke Energy Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

ARTICLE 9

VOTING RIGHTS

9.1	Except as required by applicable law and by Article 10, Section 11.1 and Section 12.2, the holders of the Duke Energy Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

ARTICLE 10

AMENDMENT AND APPROVAL

10.1	The rights, privileges, restrictions and conditions attaching to the Duke Energy Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Duke Energy Exchangeable Shares given as hereinafter specified.

10.2

Any approval given by the holders of the Duke Energy Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Duke Energy Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Duke Energy Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Duke Energy Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Duke Energy

Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Duke Energy Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Duke Energy Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Duke Energy Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 11

RECIPROCAL CHANGES, ETC. IN RESPECT OF

DUKE ENERGY COMMON SHARES

11.1	Each holder of a Duke Energy Exchangeable Share acknowledges that the Duke Energy Support Agreement provides, in part, that Duke Energy will not, without the prior approval of the Company and the prior approval of the holders of the Duke Energy Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

(a)	issue or distribute Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to the holders of all or substantially all of the then outstanding Duke Energy Common Shares by way of stock dividend or other distribution, other than an issue of Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) to holders of Duke Energy Common Shares who (i) exercise an option to receive dividends in Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Duke Energy Common Shares entitling them to subscribe for or to purchase Duke Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Duke Energy Common Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Duke Energy Common Shares:

(i)	shares or securities of Duke Energy of any class other than Duke Energy Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Duke Energy Common Shares);

(ii)	rights, options or warrants other than those referred to in Section 11.1(b) above;

(iii)	evidences of indebtedness of Duke Energy; or

(iv)	assets of Duke Energy,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Duke Energy Exchangeable Shares.

11.2	Each holder of a Duke Energy Exchangeable Share acknowledges that the Duke Energy Support Agreement further provides, in part, that Duke Energy will not without the prior approval of the Company and the prior approval of the holders of the Duke Energy Exchangeable Shares given in accordance with Section 10.2:

(a)	subdivide, redivide or change the then outstanding Duke Energy Common Shares into a greater number of Duke Energy Common Shares;

(b)	reduce, combine, consolidate or change the then outstanding Duke Energy Common Shares into a lesser number of Duke Energy Common Shares; or

(c)	reclassify or otherwise change the Duke Energy Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Duke Energy Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Duke Energy Exchangeable Shares and such change is permitted under applicable law. The Duke Energy Support Agreement further provides, in part, that the aforesaid provisions of the Duke Energy Support Agreement shall not be changed without the approval of the holders of the Duke Energy Exchangeable Shares given in accordance with Section 10.2.

11.3	Nothing in these share provisions shall affect the rights of the Company to redeem or Callco to purchase pursuant to the Duke Energy Redemption Call Right Duke Energy Exchangeable Shares, as applicable, in the event of a Duke Energy Extraordinary Distribution.

ARTICLE 12

ACTIONS BY THE COMPANY UNDER DUKE ENERGY SUPPORT AGREEMENT

12.1	The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Callco and the Company with all provisions of the Duke Energy Support Agreement and the Duke Energy Voting Trust and Exchange Agreement applicable to Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant thereto.

12.2	The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Duke Energy Support Agreement or the Duke Energy Voting Trust and Exchange Agreement without the approval of the holders of the Duke Energy Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Duke Energy Exchangeable Shares thereunder;

(b)	making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Duke Energy Exchangeable Shares; or

(c)

making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Duke Energy Exchangeable Shares.

12.3	Duke Energy Exchangeable Shares acquired by Duke Energy pursuant to the Duke Energy Exchange Right or the Duke Energy Automatic Exchange Right will immediately thereafter be cancelled automatically without any payment being made in respect thereof.

ARTICLE 13

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1	The certificates evidencing the Duke Energy Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Duke Energy Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Duke Energy Redemption Call Right, and the Duke Energy Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder) and the Duke Energy Retraction Call Right.

13.2	Each holder of a Duke Energy Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Duke Energy Retraction Call Right and the Duke Energy Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Duke Energy Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

13.3	The Company, Callco, Duke Energy and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Duke Energy Exchangeable Shares such amounts as the Company, Callco, Duke Energy or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Duke Energy Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco, Duke Energy and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Callco, Duke Energy or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Callco, Duke Energy or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14

GENERAL

14.1	Any notice, request or other communication to be given to the Company by a holder of Duke Energy Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2	Any presentation and surrender by a holder of Duke Energy Exchangeable Shares to the Company or the Transfer Agent of certificates representing Duke Energy Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Duke Energy Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3	Any notice, request or other communication to be given to a holder of Duke Energy Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Company or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Company. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Duke Energy Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Company pursuant thereto.

14.4	Subject to the requirements of National Instrument 54-101 and any successor instrument, policy or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Company shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Duke Energy Exchangeable Shares.

14.5	If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Duke Energy Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail; national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Company in accordance with Section 14.1 or 14.2, as the case may be.

SCHEDULE A

DUKE ENERGY RETRACTION REQUEST

[TO BE PRINTED ON DUKE ENERGY EXCHANGEABLE SHARE CERTIFICATES]

To Duke Energy Canada Exchangeco Inc. (“Exchangeco”) and Duke Energy Canada Call Co. (“Callco”)

This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the “Duke Energy Share Provisions”) attaching to the Duke Energy Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Duke Energy Share Provisions have the meanings ascribed to such words and expressions in such Duke Energy Share Provisions.

The undersigned hereby notifies Exchangeco that, subject to the Duke Energy Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 6 of the Duke Energy Share Provisions:

☐	all share(s) represented by this certificate; or

☐	share(s) only represented by this certificate.

The undersigned hereby notifies Exchangeco that the Duke Energy Retraction Date shall be

NOTE: The Duke Energy Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. If no such Business Day is specified above, the Duke Energy Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

The undersigned acknowledges the overriding Duke Energy Retraction Call Right of Callco to purchase all but not less than all the Duke Energy Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Duke Energy Retracted Shares to Callco in accordance with the Duke Energy Retraction Call Right on the Duke Energy Retraction Date for the Duke Energy Purchase Price and on the other terms and conditions set out in Section 6.3 of the Duke Energy Share Provisions. This Duke Energy Retraction Request, and this offer to sell the Duke Energy Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Duke Energy Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Duke Energy Retracted Shares, the undersigned will be deemed to have exercised the Duke Energy Exchange Right (as defined in the Duke Energy Voting and Exchange Trust Agreement) so as to require Duke Energy to purchase the unredeemed Duke Energy Retracted Shares.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned:

☐	is

                            (select one)

☐	is not

a resident in Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is a resident in Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Duke Energy Retracted Shares.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐ Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Duke Energy Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Duke Energy Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities

or Cheque(s) Are to be Registered, Issued or

Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE: If this Duke Energy Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining Duke Energy Exchangeable Share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX 1

TO THE PLAN OF ARRANGEMENT

PROVISIONS ATTACHING TO THE

SPECTRA ENERGY EXCHANGEABLE SHARES OF

DUKE ENERGY CANADA EXCHANGECO INC.

The Spectra Energy Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1 For the purposes of these share provisions:

“affiliate” has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

“Arrangement” means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement to which plan these share provisions are attached as Appendix 1, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

“Board of Directors” means the board of directors of the Company;

“Business Day” means any day on which commercial banks are generally open for business in New York, New York and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

“Callco” means Duke Energy Canada Call Co., an unlimited liability company existing under the laws of the Province of Nova Scotia which is currently an indirect wholly-owned subsidiary of Duke Energy and which, after the Effective Time, will become an indirect wholly-owned subsidiary of Spectra Energy;

“Callco Spectra Energy Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions;

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount, by

(b)	the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“CBCA” means Canada Business Corporations Act, as amended from time to time prior to the Effective Date;

“Circular” means the information circular of the Company dated November 15, 2006, as amended, supplemented and/or restated prior to the Effective Date, providing for, amongst other things, the Arrangement;

“Common Shares” means the common shares in the capital of the Company;

“Company” means Duke Energy Canada Exchangeco Inc., a corporation existing under the CBCA and an indirect wholly-owned subsidiary of Spectra Energy;

“Current Market Price” means, in respect of a Spectra Energy Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Spectra Energy Common Shares during a period of 20 consecutive trading days ending two trading days before such date on the NYSE, or, if the Spectra Energy Common Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Spectra Energy Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Spectra Energy Common Shares during such period does not create a market which reflects the fair market value of a Spectra Energy Common Share, then the Current Market Price of a Spectra Energy Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

“Director” means the Director appointed pursuant to section 260 of the CBCA;

“Duke Energy Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (New York time) on the Effective Date;

“Exempt Spectra Energy Exchangeable Share Voting Event” means any matter in respect of which holders of Spectra Energy Exchangeable Shares are entitled to vote as shareholders of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Spectra Energy Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Spectra Energy Exchangeable Shares and the Spectra Energy Common Shares;

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holder” means, when used with reference to the Spectra Energy Exchangeable Shares, the holders of Spectra Energy Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Spectra Energy Exchangeable Shares;

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“NYSE” means the New York Stock Exchange, Inc.;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement involving and affecting Duke Energy Corporation, Spectra Energy, Callco, the Company and all holders and all beneficial owners of the exchangeable shares in the capital of Exchangeco being exchanged for Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares under section 192 of the CBCA which reflects the reorganization of the Company’s share capital in conjunction with the distribution by Duke Energy Corporation of all of the outstanding Spectra Energy Common Shares to holders of shares of common stock of Duke Energy Corporation, to which these share provisions are attached as Appendix 2;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

“Spectra Energy” means Spectra Energy Corp, a corporation existing under the laws of the State of Delaware;

“Spectra Energy Automatic Exchange Right” has the meaning ascribed thereto in the Spectra Energy Voting and Exchange Trust Agreement;

“Spectra Energy Common Shares” mean the shares of common stock, par value $0.001 per share, in the capital of Spectra Energy and any other securities into which such shares may be changed;

“Spectra Energy Control Transaction” means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Spectra Energy, or any proposal to carry out the same;

“Spectra Energy Distribution Date” means the date on which rights to purchase Spectra Energy Common Shares, Spectra Energy Common Shares, shares of preferred stock or other securities of Spectra Energy are distributed pursuant to any rights agreement or other similar shareholder protection arrangement which Spectra Energy may, from time to time, enter into;

“Spectra Energy Dividend Declaration Date” means the date on which the board of directors of Spectra Energy declares any dividend on the Spectra Energy Common Shares;

“Spectra Energy Exchange Right” has the meaning ascribed thereto in the Spectra Energy Voting and Exchange Trust Agreement;

“Spectra Energy Exchangeable Share Consideration” means, with respect to each Spectra Energy Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Spectra Energy Support Agreement or the Spectra Energy Voting and Exchange Trust Agreement:

(a)	the Current Market Price of one Spectra Energy Common Share deliverable in connection with such action; plus

(b)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(c)	such stock or other property constituting any declared and unpaid non-cash dividends deliverable in connection with such action,

provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one Spectra Energy Common Share, such share to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

“Spectra Energy Exchangeable Share Price” means, for each Spectra Energy Exchangeable Share, an amount equal to the aggregate of:

(a)	the Current Market Price of a Spectra Energy Common Share; plus

(b)	an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Spectra Energy Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Spectra Energy Exchangeable Shares then trade; plus

(c)	an additional amount equal to the full amount of all dividends declared and payable or paid on Spectra Energy Common Shares which have not been declared or paid on Spectra Energy Exchangeable Shares in accordance herewith; plus

(d)	an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, on such Spectra Energy Exchangeable Share to which the holder is entitled pursuant to the dividend trading rules of any stock exchange on which the Spectra Energy Exchangeable Shares then trade;

“Spectra Energy Exchangeable Share Voting Event” means any matter in respect of which holders of Spectra Energy Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Spectra Energy Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Spectra Energy Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Spectra Energy Beneficiaries under (and as that term is defined in) the Spectra Energy Voting and Exchange Trust Agreement;

“Spectra Energy Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

“Spectra Energy Extraordinary Distribution” means any issue or distribution to the holders of all or substantially all of the outstanding Spectra Energy Common Shares of (i) shares or other securities of Spectra Energy of any class or type other than Spectra Energy Common Shares, (ii) evidences of indebtedness of Spectra Energy or property or assets (other than cash) of Spectra Energy, or (iii) shares or other securities or evidences of indebtedness or property or assets of any other Person, or any proposal to carry out the same;

“Spectra Energy Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions;

“Spectra Energy Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions;

“Spectra Energy Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement;

“Spectra Energy Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Spectra Energy Redemption Date” means the earlier of (a) the day immediately preceding a Spectra Energy Distribution Date or (b) the date, if any, established by the Board of Directors, for the redemption by the Company of all but not less than all of the outstanding Spectra Energy Exchangeable Shares pursuant to Article 7 of these share provisions, which date, in the case of clause (b), shall be no earlier than March 14, 2010, unless:

(i)	there are outstanding less than the number of Spectra Energy Exchangeable Shares that is equal to twenty percent (20%) of the product of (X) the number of Existing Exchangeable Shares issued on March 14, 2002 (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Spectra Energy Exchangeable Shares, any issue or distribution of rights to acquire Spectra Energy Exchangeable Shares or securities exchangeable for or convertible into Spectra Energy Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Spectra Energy Exchangeable Shares) and (Y) the Distribution Ratio, in which case the Board of Directors may accelerate such redemption date to such date prior to March 14, 2010, as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Spectra Energy Exchangeable Shares and the Trustee;

(ii)	a Spectra Energy Control Transaction or Spectra Energy Extraordinary Distribution occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Spectra Energy Exchangeable Shares in connection with such Spectra Energy Control Transaction or Spectra Energy Extraordinary Distribution, as the case may be, and that the redemption of all but not less than all of the outstanding Spectra Energy Exchangeable Shares is necessary to enable the completion of such Spectra Energy Control Transaction or Spectra Energy Extraordinary Distribution, as the case may be, in accordance with its terms, in which case the Board of Directors may accelerate such redemption date to such date prior to March 14, 2010, as it may determine, upon such number of days’ prior written notice to the registered holders of the Spectra Energy Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)	a Spectra Energy Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Spectra Energy Exchangeable Share Voting Event in any other commercially reasonable manner that does not result in a Spectra Energy Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Spectra Energy Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Spectra Energy Exchangeable Shares to consider the Spectra Energy Exchangeable Share Voting Event and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Spectra Energy Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(iv)	an Exempt Spectra Energy Exchangeable Share Voting Event is proposed and the holders of the Spectra Energy Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Spectra Energy Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Spectra Energy Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Spectra Energy Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of such holders of Spectra Energy Exchangeable Shares shall not affect the validity of any such redemption;

“Spectra Energy Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions;

“Spectra Energy Retracted Shares” has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

“Spectra Energy Retraction Call Right” has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

“Spectra Energy Retraction Date” has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

“Spectra Energy Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions;

“Spectra Energy Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions;

“Spectra Energy Support Agreement” means the agreement made between Spectra Energy, Callco and the Company substantially in the form and content of Schedule I annexed to the Circular, with such changes thereto as the parties to the Spectra Energy Support Agreement, acting reasonably, may agree;

“Spectra Energy Voting and Exchange Trust Agreement” means the amended and restated agreement made between Spectra Energy, Callco, the Company and the Trustee, substantially in the form and content of Schedule H annexed to the Circular with such changes thereto as the parties to the Spectra Energy Voting and Exchange Trust Agreement, acting reasonably, may agree;

“Transfer Agent” means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Spectra Energy Exchangeable Shares; and

“Trustee” means the trustee to be chosen by Spectra Energy, acting reasonably, to act as trustee under the Spectra Energy Voting and Exchange Trust Agreement, and any successor trustee appointed under the Spectra Energy Voting and Exchange Trust Agreement.

ARTICLE 2

RANKING OF SPECTRA ENERGY EXCHANGEABLE SHARES

2.1	The Spectra Energy Exchangeable Shares shall rank equally with the Duke Energy Exchangeable Shares in the capital of the Company and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Spectra Energy Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding-up its affairs.

ARTICLE 3

DIVIDENDS

3.1	A holder of a Spectra Energy Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Spectra Energy Dividend Declaration Date, declare a dividend payable on each Spectra Energy Exchangeable Share:

(a)	in the case of a cash dividend declared on the Spectra Energy Common Shares, in an amount in cash for each Spectra Energy Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Spectra Energy Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Spectra Energy Common Share;

(b)	in the case of a stock dividend declared on the Spectra Energy Common Shares to be paid in Spectra Energy Common Shares subject to Section 3.2, by the issue or transfer by the Company of such number of Spectra Energy Exchangeable Shares for each Spectra Energy Exchangeable Share as is equal to the number of Spectra Energy Common Shares to be paid on each Spectra Energy Common Share; or

(c)	in the case of a dividend declared on the Spectra Energy Common Shares in property other than cash or Spectra Energy Common Shares, in such type and amount of property for each Spectra Energy Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each Spectra Energy Common Share.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2	In the case of a stock dividend declared on the Spectra Energy Common Shares to be paid in Spectra Energy Common Shares, in lieu of declaring the stock dividend contemplated by

Section 3.1(b) on the Spectra Energy Exchangeable Shares, the Board of Directors may, in good faith and in its sole discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued Spectra Energy Exchangeable Share on the basis that each Spectra Energy Exchangeable Share before the Subdivision becomes a number of Spectra Energy Exchangeable Shares equal to the sum of (i) one Spectra Energy Common Share and (ii) the number of Spectra Energy Common Shares to be paid as a share dividend on each Spectra Energy Common Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Spectra Energy Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Spectra Energy Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of Spectra Energy, the Board of Directors or of the holders of Spectra Energy Exchangeable Shares.

3.3	Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) and the sending of such a cheque to each holder of a Spectra Energy Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Spectra Energy Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of a Spectra Energy Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of a Spectra Energy Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Spectra Energy Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

3.4	The record date for the determination of the holders of Spectra Energy Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Spectra Energy Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Spectra Energy Common Shares. The record date for the determination of the holders of Spectra Energy Exchangeable Shares entitled to receive Spectra Energy Exchangeable Shares in connection with any Subdivision of the Spectra Energy Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Spectra Energy Common Shares.

3.5	If on any payment date for any dividends declared on the Spectra Energy Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Spectra Energy Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6	The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors, to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Spectra Energy Common Shares, the number of such shares issued in proportion to the number of Spectra Energy Common Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Spectra Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Spectra Energy Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)	in the case of the issuance or distribution of any other form of property (including any shares or securities of Spectra Energy of any class other than Spectra Energy Common Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Spectra Energy or any assets of Spectra Energy) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Spectra Energy Common Share and the Current Market Price; and

(d)	in all such cases, the general taxation consequences of the relevant event to holders of Spectra Energy Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Spectra Energy Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Spectra Energy Exchangeable Shares).

3.7	Except as provided in this Article 3, the holders of Spectra Energy Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provision of this Article 3 to the contrary, if the Spectra Energy Exchangeable Share Price is paid to a holder of a Spectra Energy Exchangeable Share by Callco pursuant to the Spectra Energy Retraction Call Right, the Spectra Energy Redemption Call Right or the Liquidation Call Right or by Spectra Energy pursuant to the Spectra Energy Exchange Right or the Spectra Energy Automatic Exchange Right, the holder of the Spectra Energy Exchangeable Share shall cease to have any right to be paid any amount by the Company in respect of any unpaid dividends on such Spectra Energy Exchangeable Shares.

3.8	The Company will elect, in the manner and within the time provided under section 191.2 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other action necessary under such Act such that no holder of the Spectra Energy Exchangeable Shares will be required to pay tax on dividends received on the Spectra Energy Exchangeable Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

ARTICLE 4

CERTAIN RESTRICTIONS

4.1	So long as any of the Spectra Energy Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Spectra Energy Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a)	pay any dividends on the Common Shares or any other shares ranking junior to the Spectra Energy Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Spectra Energy Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Spectra Energy Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company;

(c)	redeem or purchase any other shares of the Company ranking equally with the Spectra Energy Exchangeable Shares, other than the Duke Energy Exchangeable Shares, with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company; or

(d)	issue any Spectra Energy Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Spectra Energy Exchangeable Shares other than by way of stock dividends to the holders of such Spectra Energy Exchangeable Shares or to the holders of any other shares of the Company ranking equally with the Spectra Energy Exchangeable Shares.

The restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Spectra Energy Exchangeable Shares corresponding to dividends declared and paid to date on the Spectra Energy Common Shares shall have been declared and paid on the Spectra Energy Exchangeable Shares, except for the purpose of giving effect to the Plan of Arrangement.

ARTICLE 5

DISTRIBUTION ON LIQUIDATION

5.1	In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Spectra Energy Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Spectra Energy Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Spectra Energy Exchangeable Shares, an amount per share equal to the Spectra Energy Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Spectra Energy Liquidation Amount”).

5.2

On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Spectra Energy Exchangeable Shares the Spectra Energy Liquidation Amount for each such Spectra Energy Exchangeable Share upon presentation and surrender of the certificates representing such Spectra Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Spectra Energy Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Spectra Energy Exchangeable Shares. Payment of the total Spectra Energy Liquidation Amount for such Spectra Energy Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Company for the Spectra Energy Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Spectra Energy Exchangeable Shares, on behalf of the Company of the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Liquidation Amount. On and after the Liquidation Date, the holders of the Spectra Energy Exchangeable Shares shall cease to be holders of such Spectra Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Spectra Energy Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Spectra Energy Liquidation Amount, unless payment of the total Spectra Energy Liquidation Amount for such Spectra Energy Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Spectra Energy Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Company or Callco, if it has exercised the Liquidation Call Right, shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Spectra Energy Exchangeable Share Consideration in respect of the Spectra Energy Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Spectra Energy Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Spectra Energy Liquidation Amount for such Spectra Energy Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Spectra Energy Exchangeable Share Consideration, the holders of the Spectra Energy Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Spectra Energy Common Shares delivered to them or the custodian on their behalf.

5.3	After the Company has satisfied its obligations to pay the holders of the Spectra Energy Exchangeable Shares the Spectra Energy Liquidation Amount per Spectra Energy Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

5.4	On or after the close of business on the Liquidation Date, the Spectra Energy Exchangeable Shares purchased by Callco pursuant to the Liquidation Call Right shall automatically become common shares of the Company.

ARTICLE 6

RETRACTION OF SPECTRA ENERGY EXCHANGEABLE SHARES BY HOLDER

6.1	A holder of Spectra Energy Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Spectra Energy Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Spectra Energy Exchangeable Shares registered in the name of such holder for an amount per share equal to the Spectra Energy Exchangeable Share Price applicable on the last Business Day prior to the Spectra Energy Retraction Date (the “Spectra Energy Retraction Price”), which shall be satisfied in full by the Company causing to be delivered to such holder the Spectra Energy Exchangeable Share Consideration representing the Spectra Energy Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Spectra Energy Exchangeable Shares, the certificate or certificates representing the Spectra Energy Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Spectra Energy Exchangeable Shares under the CBCA and the articles and bylaws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the “Spectra Energy Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

(a)	specifying that the holder desires to have all or any number specified therein of the Spectra Energy Exchangeable Shares represented by such certificate or certificates (the “Spectra Energy Retracted Shares”) redeemed by the Company;

(b)	stating the Business Day on which the holder desires to have the Company redeem the Spectra Energy Retracted Shares (the “Spectra Energy Retraction Date”), provided that the Spectra Energy Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Spectra Energy Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Spectra Energy Retraction Request, the Spectra Energy Retraction Date shall be deemed to be the 15th Business Day after the date on which the Spectra Energy Retraction Request is received by the Company; and

(c)	acknowledging the overriding right (the “Spectra Energy Retraction Call Right”) of Callco to purchase all but not less than all the Spectra Energy Retracted Shares directly from the holder and that the Spectra Energy Retraction Request shall be deemed to be a revocable offer by the holder to sell the Spectra Energy Retracted Shares to Callco in accordance with the Spectra Energy Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2	Subject to the exercise by Callco of the Spectra Energy Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Spectra Energy Retracted Shares, together with a Spectra Energy Retraction Request and such additional documents and instruments as the Transfer Agent and the Company may reasonably require and provided that the Spectra Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8, the Company shall redeem the Spectra Energy Retracted Shares effective at the close of business on the Spectra Energy Retraction Date and shall cause to be delivered to such holder the total Spectra Energy Retraction Price with respect to such shares in accordance with Section 6.4. If only a part of the Spectra Energy Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Spectra Energy Retraction Call Right), a new certificate for the balance of such Spectra Energy Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3

Upon receipt by the Company of a Spectra Energy Retraction Request, the Company shall immediately notify Callco thereof and shall provide to Callco a copy of the Spectra Energy Retraction Request. In order to exercise the Spectra Energy Retraction Call Right, Callco must notify the Company of its determination to do so (the “Callco Spectra Energy Call Notice”) within five Business Days of notification to Callco by the Company of the receipt by the Company of the Spectra Energy Retraction Request. If Callco does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Callco will not exercise the Spectra Energy Retraction Call Right. If Callco delivers the Callco Spectra Energy Call Notice within such five Business Day period, and provided that the Spectra Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8, the Spectra Energy Retraction Request shall thereupon be considered only to be an offer by the holder, to sell all but not less than all the Spectra Energy Retracted Shares to Callco in accordance with the Spectra Energy Retraction Call Right. In such event, the Company shall not redeem the Spectra Energy Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Spectra Energy Retraction Date all but not less than all the Spectra Energy Retracted Shares for a purchase price (the “Spectra Energy Purchase Price”) per share equal to the Spectra Energy Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Purchase Price, whereupon the Company shall have no obligation to pay the Spectra Energy Retraction Price to such holder of Spectra Energy Exchangeable Shares so purchased by Callco. For the purposes of completing a purchase pursuant to the Spectra Energy Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Spectra Energy Retraction Date, the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Spectra Energy Retracted Shares pursuant to the Spectra Energy Retraction Call Right shall be deemed to have occurred as at the close of business on the Spectra Energy Retraction Date and, for greater certainty, no redemption by the Company of such Spectra Energy Retracted Shares shall take place on the Spectra Energy Retraction Date. In the event that Callco does not deliver a Callco Spectra Energy Call Notice within such five Business Day period, and provided that the Spectra Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8, the Company shall redeem the Spectra Energy Retracted Shares on the Spectra Energy Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4	The Company or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Company for the Spectra Energy Exchangeable Shares or at the address specified in the holder’s Spectra Energy Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to such holder of Spectra Energy Exchangeable Shares, the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Retraction Price or the total Spectra Energy Purchase Price, as the case may be, and such delivery of such Spectra Energy Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Spectra Energy Retraction Price or total Spectra Energy Purchase Price, as the case may be, to the extent that the same is represented by such Spectra Energy Exchangeable Share Consideration.

6.5	On and after the close of business on the Spectra Energy Retraction Date, the holder of the Spectra Energy Retracted Shares shall cease to be a holder of such Spectra Energy Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Spectra Energy Retraction Price or total Spectra Energy Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Spectra Energy Retraction Price or the total Spectra Energy Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Spectra Energy Retraction Price or the total Spectra Energy Purchase Price, as the case may be, has been paid in the manner herein before provided. On and after the close of business on the Spectra Energy Retraction Date, provided that presentation and surrender of certificates and payment of the total Spectra Energy Retraction Price or the total Spectra Energy Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Spectra Energy Retracted Shares so redeemed by the Company or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the Spectra Energy Common Shares delivered to it.

6.6	On or after the close of business on the Spectra Energy Retraction Date, each Spectra Energy Retracted Share purchased by Callco shall automatically become a common share of the Company held by Callco.

6.7

Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Spectra Energy Retracted Shares specified by a holder in a Spectra Energy Retraction Request to the extent that such redemption of Spectra Energy Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Spectra Energy Retraction Date it would not be permitted by any of such provisions to redeem the Spectra Energy Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Spectra Energy Retraction Call Right with respect to the Spectra Energy Retracted Shares, the Company shall only be obligated to redeem Spectra Energy Retracted Shares specified by a holder in a Spectra Energy Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Spectra Energy Retraction Date as to the number of Spectra Energy Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Spectra Energy Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem the maximum number of Spectra Energy Exchangeable Shares which the Board of Directors determines the Company is permitted to redeem as of the Spectra Energy Retraction Date on a pro rata basis and shall issue to each holder of Spectra Energy Retracted Shares a new certificate, at the expense of the Company, representing the Spectra Energy Retracted Shares not redeemed by the Company pursuant to Section 6.2. Provided that the Spectra Energy Retraction Request is not revoked by the holder in the manner specified in Section 6.8 and Callco does not exercise the Spectra Energy Retraction Call Right, the holder of any such Spectra Energy Retracted Shares not redeemed by the Company pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Spectra Energy Retraction Request to have instructed the Trustee to require Spectra Energy to purchase such Spectra Energy Retracted Shares from such holder on the Spectra Energy Retraction Date or as soon as practicable thereafter on payment by Spectra Energy to such holder of the Spectra Energy Retraction Price for each such Retracted Share, all as more specifically provided in the Spectra Energy Voting and Exchange Trust Agreement.

6.8	A holder of Spectra Energy Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Spectra Energy Retraction Date, withdraw its Spectra Energy Retraction Request, in which event such Spectra Energy Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Spectra Energy Retraction Request to sell the Spectra Energy Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7

REDEMPTION OF SPECTRA ENERGY EXCHANGEABLE SHARES BY THE COMPANY

7.1	Subject to applicable law, and provided Callco has not exercised the Spectra Energy Redemption Call Right, the Company shall on the Spectra Energy Redemption Date redeem all but not less than all of the then outstanding Spectra Energy Exchangeable Shares for an amount per share equal to the Spectra Energy Exchangeable Share Price applicable on the last Business Day prior to the Spectra Energy Redemption Date (the “Spectra Energy Redemption Price”).

7.2	In any case of a redemption of Spectra Energy Exchangeable Shares under this Article 7, the Company shall, at least 45 days before the Spectra Energy Redemption Date (other than a Spectra Energy Redemption Date established in connection with a Spectra Energy Control Transaction, a Spectra Energy Extraordinary Distribution, a Spectra Energy Exchangeable Share Voting Event, an Exempt Spectra Energy Exchangeable Share Voting Event or a Spectra Energy Distribution Date), send or cause to be sent to each holder of Spectra Energy Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Callco under the Spectra Energy Redemption Call Right, as the case may be, of the Spectra Energy Exchangeable Shares held by such holder. In the case of a Spectra Energy Redemption Date established in connection with a Spectra Energy Control Transaction, a Spectra Energy Extraordinary Distribution, a Spectra Energy Exchangeable Share Voting Event, an Exempt Spectra Energy Exchangeable Share Voting Event or a Spectra Energy Distribution Date, the written notice of redemption by the Company or the purchase by Callco under the Spectra Energy Redemption Call Right will be sent on or before the Spectra Energy Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Spectra Energy Redemption Price or the Spectra Energy Redemption Call Purchase Price, as the case may be, the Spectra Energy Redemption Date and, if applicable, particulars of the Spectra Energy Redemption Call Right. In the case of any notice given in connection with a possible Spectra Energy Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3	On or after the Spectra Energy Redemption Date and subject to the exercise by Callco of the Spectra Energy Redemption Call Right, the Company shall cause to be delivered to the holders of the Spectra Energy Exchangeable Shares to be redeemed the Spectra Energy Redemption Price for each such Spectra Energy Exchangeable Share upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in the notice described in Section 7.2 of the certificates representing such Spectra Energy Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Spectra Energy Exchangeable Shares under the CBCA and the articles and by-laws of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Spectra Energy Redemption Price for such Spectra Energy Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of the Spectra Energy Exchangeable Share Consideration representing the total Spectra Energy Redemption Price. On and after the Spectra Energy Redemption Date, the holders of the Spectra Energy Exchangeable Shares called for redemption shall cease to be holders of such Spectra Energy Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Spectra Energy Redemption Price, unless payment of the total Spectra Energy Redemption Price for such Spectra Energy Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Spectra Energy Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Spectra Energy Exchangeable Shares as aforesaid to deposit or cause to be deposited the Spectra Energy Exchangeable Share Consideration with respect to the Spectra Energy Exchangeable Shares so called for redemption, or of such of the said Spectra Energy Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Spectra Energy Redemption Date, the Spectra Energy Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Spectra Energy Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Spectra Energy Redemption Price for such Spectra Energy Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Spectra Energy Exchangeable Share Consideration, the holders of the Spectra Energy Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Spectra Energy Common Shares delivered to them or the custodian on their behalf; provided that in the case of a Spectra Energy Redemption Date established in connection with a Spectra Energy Distribution Date, the holders of Spectra Energy Exchangeable Shares shall be considered and deemed to be and treated as record holders of Spectra Energy Common Shares on and after the Spectra Energy Redemption Date, regardless of when such payment or deposit of such Spectra Energy Exchangeable Share Consideration is made.

7.4	On or after the close of business on the Spectra Energy Redemption Date, each Spectra Energy Exchangeable Share purchased by Callco pursuant to the Spectra Energy Redemption Call Right shall automatically become a common share of the Company held by Callco.

ARTICLE 8

PURCHASE FOR CANCELLATION

8.1	Subject to applicable law and the articles of the Company and notwithstanding Section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Spectra Energy Exchangeable Shares by private agreement with any holder of Spectra Energy Exchangeable Shares.

8.2	Subject to applicable law and the articles of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Spectra Energy Exchangeable Shares by tender to all the holders of record of Spectra Energy Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Spectra Energy Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Spectra Energy Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Spectra Energy Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If only part of the Spectra Energy Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

ARTICLE 9

VOTING RIGHTS

9.1	Except as required by applicable law and by Article 10, Section 11.1 and Section 12.2, the holders of the Spectra Energy Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

ARTICLE 10

AMENDMENT AND APPROVAL

10.1	The rights, privileges, restrictions and conditions attaching to the Spectra Energy Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Spectra Energy Exchangeable Shares given as hereinafter specified.

10.2	Any approval given by the holders of the Spectra Energy Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Spectra Energy Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Spectra Energy Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Spectra Energy Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Spectra Energy Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Spectra Energy Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Spectra Energy Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Spectra Energy Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 11

RECIPROCAL CHANGES, ETC. IN RESPECT OF

SPECTRA ENERGY COMMON SHARES

11.1	Each holder of a Spectra Energy Exchangeable Share acknowledges that the Spectra Energy Support Agreement provides, in part, that Spectra Energy will not, without the prior approval of the Company and the prior approval of the holders of the Spectra Energy Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

(a)	issue or distribute Spectra Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Spectra Energy Common Shares) to the holders of all or substantially all of the then outstanding Spectra Energy Common Shares by way of stock dividend or other distribution, other than an issue of Spectra Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Spectra Energy Common Shares) to holders of Spectra Energy Common Shares who (i) exercise an option to receive dividends in Spectra Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Spectra Energy Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Spectra Energy Common Shares entitling them to subscribe for or to purchase Spectra Energy Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Spectra Energy Common Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Spectra Energy Common Shares:

(i)	shares or securities of Spectra Energy of any class other than Spectra Energy Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Spectra Energy Common Shares);

(ii)	rights, options or warrants other than those referred to in Section 11.1(b) above;

(iii)	evidences of indebtedness of Spectra Energy; or

(iv)	assets of Spectra Energy,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Spectra Energy Exchangeable Shares.

11.2	Each holder of a Spectra Energy Exchangeable Share acknowledges that the Spectra Energy Support Agreement further provides, in part, that Spectra Energy will not without the prior approval of the Company and the prior approval of the holders of the Spectra Energy Exchangeable Shares given in accordance with Section 10.2:

(a)	subdivide, redivide or change the then outstanding Spectra Energy Common Shares into a greater number of Spectra Energy Common Shares;

(b)	reduce, combine, consolidate or change the then outstanding Spectra Energy Common Shares into a lesser number of Spectra Energy Common Shares; or

(c)	reclassify or otherwise change the Spectra Energy Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Spectra Energy Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Spectra Energy Exchangeable Shares and such change is permitted under applicable law. The Spectra Energy Support Agreement further provides, in part, that the aforesaid provisions of the Spectra Energy Support Agreement shall not be changed without the approval of the holders of the Spectra Energy Exchangeable Shares given in accordance with Section 10.2.

11.3	Nothing in these share provisions shall affect the rights of the Company to redeem or Callco to purchase pursuant to the Spectra Energy Redemption Call Right Spectra Energy Exchangeable Shares, as applicable, in the event of a Spectra Energy Extraordinary Distribution.

ARTICLE 12

ACTIONS BY THE COMPANY UNDER SPECTRA ENERGY SUPPORT AGREEMENT

12.1	The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Spectra Energy, Callco and the Company with all provisions of the Spectra Energy Support Agreement and the Spectra Energy Voting Trust and Exchange Agreement applicable to Spectra Energy, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant thereto.

12.2	The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Spectra Energy Support Agreement or the Spectra Energy Voting Trust and Exchange Agreement without the approval of the holders of the Spectra Energy Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Spectra Energy Exchangeable Shares thereunder;

(b)	making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Spectra Energy Exchangeable Shares; or

(c)	making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Spectra Energy Exchangeable Shares.

12.3	Spectra Energy Exchangeable Shares acquired by Spectra Energy pursuant to the Spectra Energy Exchange Right or the Spectra Energy Automatic Exchange Right will immediately thereafter be cancelled automatically without any payment being made in respect thereof.

ARTICLE 13

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1	The certificates evidencing the Spectra Energy Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Spectra Energy Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Spectra Energy Redemption Call Right, and the Spectra Energy Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder) and the Spectra Energy Retraction Call Right.

13.2	Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Spectra Energy Retraction Call Right and the Spectra Energy Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Spectra Energy Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

13.3	The Company, Callco, Spectra Energy and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Spectra Energy Exchangeable Shares such amounts as the Company, Callco, Spectra Energy or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Spectra Energy Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Callco, Spectra Energy and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Callco, Spectra Energy or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Callco, Spectra Energy or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14

GENERAL

14.1	Any notice, request or other communication to be given to the Company by a holder of Spectra Energy Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2

Any presentation and surrender by a holder of Spectra Energy Exchangeable Shares to the Company or the Transfer Agent of certificates representing Spectra Energy Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Spectra Energy Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the

Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3	Any notice, request or other communication to be given to a holder of Spectra Energy Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Company or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Company. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Spectra Energy Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Company pursuant thereto.

14.4	Subject to the requirements of National Instrument 54-101 and any successor instrument, policy or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Company shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Spectra Energy Exchangeable Shares.

14.5	If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Spectra Energy Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail; national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Company in accordance with Section 14.1 or 14.2, as the case may be.

SCHEDULE A

SPECTRA ENERGY RETRACTION REQUEST

[TO BE PRINTED ON SPECTRA ENERGY EXCHANGEABLE SHARE CERTIFICATES]

To Duke Energy Canada Exchangeco Inc. (“Exchangeco”) and Duke Energy Canada Call Co. (“Callco”)

This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the “Spectra Energy Share Provisions”) attaching to the Spectra Energy Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Spectra Energy Share Provisions have the meanings ascribed to such words and expressions in such Spectra Energy Share Provisions.

The undersigned hereby notifies Exchangeco that, subject to the Spectra Energy Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 6 of the Spectra Energy Share Provisions:

☐	all share(s) represented by this certificate; or

☐	share(s) only represented by this certificate.

The undersigned hereby notifies Exchangeco that the Spectra Energy Retraction Date shall be

NOTE: The Spectra Energy Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. If no such Business Day is specified above, the Spectra Energy Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

The undersigned acknowledges the overriding Spectra Energy Retraction Call Right of Callco to purchase all but not less than all the Spectra Energy Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Spectra Energy Retracted Shares to Callco in accordance with the Spectra Energy Retraction Call Right on the Spectra Energy Retraction Date for the Spectra Energy Purchase Price and on the other terms and conditions set out in Section 6.3 of the Spectra Energy Share Provisions. This Spectra Energy Retraction Request, and this offer to sell the Spectra Energy Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Spectra Energy Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Spectra Energy Retracted Shares, the undersigned will be deemed to have exercised the Spectra Energy Exchange Right (as defined in the Spectra Energy Voting and Exchange Trust Agreement) so as to require Spectra Energy to purchase the unredeemed Spectra Energy Retracted Shares.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned:

☐	is

(select one)

☐	is not

a resident in Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is a resident in Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Spectra Energy Retracted Shares.

The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐ Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Spectra Energy Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Spectra Energy Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities

or Cheque(s) Are to be Registered, Issued or

Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE: If this Spectra Energy Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining Spectra Energy Exchangeable Share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX 2

TO THE PLAN OF ARRANGEMENT

AMENDMENTS TO THE ARTICLES OF ARRANGEMENT

OF WESTCOAST ENERGY INC.

Schedule A to the Articles of Arrangement of Westcoast Energy Inc. (the “Westcoast Articles of Arrangement”), being the Plan of Arrangement involving Westcoast Energy Inc., Duke Energy Corporation, Duke Energy Canada Call Co. (formerly 3058368 Nova Scotia Company) and Duke Energy Canada Exchangeco Inc. (formerly 3946509 Canada Inc.) effected by the Westcoast Articles of Arrangement, is amended by:

(a)	deleting the definition of “Exchangeable Share Provisions” and substituting the following:

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto as such rights, privileges, restrictions and conditions may be added to, changed, removed or amended by Exchangeco, and from and after the Exchangeco Arrangement Effective Time, means the rights, privileges, restrictions and conditions attaching to the “Duke Energy Exchangeable Shares” (as defined in the Exchangeco Plan of Arrangement) in the capital of Exchangeco and the “Spectra Energy Exchangeable Shares” (as defined in the Exchangeco Plan of Arrangement) in the capital of Exchangeco, as such rights, privileges, restrictions and conditions may be added to, changed, removed or amended by Exchangeco (and for greater certainty, Exchangeco may, as permitted or contemplated under the Canada Business Corporations Act, as it may be amended, modified, consolidated, re-enacted or replaced or substituted from time to time, amend its articles, including without limitation, to change the description of all or any of its shares, including the Exchangeable Shares, Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares, add, change or remove any rights, privileges, restrictions or conditions in respect of any of its shares, whether issued or unissued, including the Exchangeable Shares, Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares, change the shares of any class or series, whether issued or unissued, including the Exchangeable Shares, Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series, divide a class of shares, whether issued or unissued, including the Exchangeable Shares, Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof or authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series, without amending this Plan of Arrangement). As used herein “Exchangeco Plan of Arrangement” means the Plan of Arrangement involving Exchangeco, Westcoast, Duke Energy, Spectra Energy Corp, and Callco in respect of which articles of arrangement of Exchangeco and Westcoast have been filed with the Director, and “Exchangeco Arrangement Effective Time” means the “Effective Time” as defined in the Exchangeco Plan of Arrangement;”;

(b)	by adding the following to the end of Section 4.2:

“From and after the Exchangeco Arrangement Effective Time, in lieu of a certificate representing Exchangeable Shares which a holder (or a transferee) is entitled to receive under this section, such holder (or transferee) shall be entitled to receive a certificate representing that number (rounded down to the nearest whole number) of “Duke Energy Exchangeable Shares” (as defined in the Exchangeco Plan of Arrangement) and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, a certificate representing that number (rounded down to the nearest whole number) of “Spectra Energy Exchangeable Shares” (as defined in the Exchangeco Plan of Arrangement) which such holder (or transferee) has the right to receive under the Exchangeco Plan of Arrangement and, until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to or upon the Effective Time represented one or more Westcoast Common Shares that, under the Arrangement were exchanged or were deemed to be exchanged for Exchangeable Shares pursuant to Section 2.2 and that, under the Exchangeco Plan of Arrangement, were exchanged or were deemed to be exchanged for Duke Energy Exchangeable Shares and Spectra Energy Exchangeable Shares, shall be deemed at all times after the Exchangeco Arrangement Effective Time, but subject to Section 4.5 and the provisions of the Exchangeco Plan of Arrangement, to represent only the right to receive upon such surrender a certificate representing that number (rounded down to the nearest whole number) of Duke Energy Exchangeable Shares (together with unpaid dividends or distributions declared on the Westcoast Common Shares prior to the Effective Time) and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, a certificate representing Spectra Energy Exchangeable Shares which such holder has the right to receive.”;

(c)	by adding the following to the end of Section 4.4:

“No dividends or other distributions paid, declared or made with respect to Duke Energy Exchangeable Shares after the Exchangeco Arrangement Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Westcoast Common Shares that were exchanged for Exchangeable Shares pursuant to Section 2.2 unless and until the holder of such certificate shall comply with the provisions of Section 4.2. Subject to applicable law, at the time such holder shall have complied with the provisions of Section 4.2 (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates formerly representing Westcoast Common Shares, without interest, (i) the amount of dividends or other distributions with record date after the Exchangeco Arrangement Effective Time theretofore paid with respect to the Duke Energy Exchangeable Shares to which such holder is entitled pursuant hereto and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Exchangeco Arrangement Effective Time but prior to the date of compliance by such holder with the provisions of Section 4.2 and a payment date subsequent to the date of such compliance and payable with respect to such Duke Energy Exchangeable Shares.”;

(d)	by deleting the last sentence of Section 4.5 and substituting therefore the following:

“No certificates representing fractional Duke Energy Exchangeable Shares or fractional Spectra Energy Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco. In lieu of any such fractional securities, each holder otherwise entitled to a fractional interest in a Duke Energy Exchangeable Share or to a fractional interest in a Spectra Energy Exchangeable Share will be entitled to receive a cash payment from Exchangeco equal to, in respect of the Duke Energy Exchangeable Shares, the product of such fractional interest and the Weighted Average Trading Price of Duke Energy Common Shares and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, in respect of the Spectra Energy Exchangeable Shares, the last payment to which such holder is entitled under the Exchangeco Plan of Arrangement. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. From and after the Exchangeco Arrangement Effective Time, if more than one certificate formerly representing Westcoast Common Shares are surrendered for the account of the same holder, the number of Duke Energy Exchangeable Shares or Duke Energy Common Shares and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement or the distribution of “Spectra Energy Common Shares” (as defined in the Exchangeco Plan of Arrangement) by Duke Energy to holders of Duke Energy Common Shares, Spectra Energy Exchangeable Shares or Spectra Energy Common Shares, for which such certificates have been surrendered shall be computed on the basis of the aggregate number of Westcoast Common Shares represented by the certificates so surrendered. At the Exchangeco Arrangement Effective Time, the aggregate number of Exchangeable Shares for which no certificates were issued as a result of the foregoing provisions of this Section 4.5 shall be deemed to have been surrendered for no consideration to Exchangeco. On the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions, the aggregate number of Duke Energy Exchangeable Shares and Duke Energy Common Shares and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, or the distribution of Spectra Energy Common Shares by Duke Energy to holders of Duke Energy Common Shares, Spectra Energy Exchangeable Shares or Spectra Energy Common Shares for which no certificates were issued as a result of the foregoing provisions of this Section 4.5 shall be deemed to have been surrendered for no consideration to Exchangeco.”;

(e)	by adding the following to the end of Section 4.6:

“From and after the Exchangeco Arrangement Effective Time, in lieu of a certificate representing Exchangeable Shares which a holder is entitled to receive under this section, such holder shall be entitled to receive certificates representing one or more Duke Energy Exchangeable Shares and, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, Spectra Energy Exchangeable Shares pursuant to Section 4.2.”;

(f)	by deleting Section 4.7 and substituting therefor the following:

“4.7 Extinguishment of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Westcoast Common Shares that are not held by a Dissenting Shareholder who is ultimately entitled to be paid fair value of the Westcoast Common Shares held by such Dissenting Shareholder but was exchanged or was deemed to have been exchanged pursuant to Section 2.2, that has not been deposited with all other instruments required by Section 4.1, 4.2 or 4.3, on or prior to the earlier of the fifth anniversary of the Effective Date and the date of the notice referred to in Section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature to such cash payment and/or as a holder of Exchangeable Shares, Duke Energy Exchangeable Shares, to the extent applicable, Spectra Energy Exchangeable Shares (to the extent the former holder of Westcoast Common Shares has not already received such Spectra Energy Exchangeable Shares under the Exchangeco Plan of Arrangement), Duke Energy Common Shares or, to the extent applicable, Spectra Energy Common Shares (to the extent the former holder of Westcoast Common Shares has not already received Duke Energy Common Shares under the Arrangement and the holder of such Duke Energy Common Shares has not already received Spectra Energy Common Shares under the distribution of Spectra Energy Common Shares by Duke Energy to holders of Duke Energy Common Shares). On such date, the cash payment and/or the Exchangeable Shares, Duke Energy Exchangeable Shares, Spectra Energy Exchangeable Shares, Duke Energy Common Shares or Spectra Energy Common Shares (and any dividends or distributions with respect thereto) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Exchangeco, Duke Energy or Spectra Energy Corp, as the case may be, together with all entitlements to dividends, distributions, cash and interest in respect thereof held for such former holder. None of Duke Energy, Spectra Energy Corp, Exchangeco, Callco, Westcoast or the Depositary shall be liable to any Person in respect of any cash payment, Duke Energy Common Shares or Exchangeable Shares (or dividends, distributions and/or cash in lieu of fractional shares) delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar law.”;

(g)	by deleting Section 4.8 and substituting therefor the following:

“4.8 Withholding Rights

Westcoast, Exchangeco, Callco, Duke Energy, Spectra Energy Corp and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Westcoast Common Shares, Duke Energy Common Shares, Exchangeable Shares, Duke Energy Exchangeable Shares or Spectra Energy Exchangeable Shares such amounts as Westcoast, Exchangeco, Callco, Duke Energy, Spectra Energy Corp or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Westcoast, Exchangeco, Callco, Duke Energy, Spectra Energy Corp and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Westcoast, Exchangeco, Callco, Duke Energy, Spectra Energy Corp or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Westcoast,

Exchangeco, Callco, Duke Energy, Spectra Energy Corp or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.”;

(h)	by deleting Section 4.9 and substituting therefor the following:

“4.9 Termination of Depositary

Any Exchangeable Shares or Duke Energy Common Shares, together with any funds held by the Depositary, that remain undistributed to former holders of Westcoast Common Shares nine months after the Effective Date shall be delivered to Exchangeco, upon demand therefor, and holders of certificates previously representing Westcoast Common Shares who have not theretofore complied with Sections 4.1, 4.2 or 4.3 shall thereafter look only to Exchangeco for payment of any claim to cash, Exchangeable Shares, Duke Energy Exchangeable Shares, to the extent the same has not been received pursuant to the Exchangeco Plan of Arrangement, Spectra Exchangeable Shares, Duke Energy Common Shares, to the extent the same has not been received pursuant to the distribution of Spectra Energy Common Shares by Duke Energy to holders of Duke Energy Common Shares, Spectra Energy Common Shares, cash in lieu of fractional shares thereof or dividends or distributions, if any, in respect thereof.”; and

(i)	by deleting Article 5.